As filed with the Securities and Exchange Commission on January 2, 2006
Registration No. ___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INFOLINX COMMUNICATIONS LTD.
(Name of small business issuer in its charter)

NEVADA	4841	98-0504670
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

180 Pemberton Avenue
North Vancouver, B.C., Canada V7P 2R5
(866) 966-5469
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Jones
President
InfoLinx Communications Ltd.
180 Pemberton Avenue
North Vancouver, B.C., Canada V7P 2R5
(866) 966-5469
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communications to:

Thomas E. Stepp, Jr.
Stepp Law Group, a professional corporation
32 Executive Park, Suite 105, Irvine, California 92614
Tel: (949) 660-9700 Fax: (949) 660-9010

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous
basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration
statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following
box. |__|

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities	Amount to be Registered	Proposed Maximum Offering Price per share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	16,208,810	$0.245	$3,971,159	$425

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act, using the average of the high and low prices as reported on the Pink Sheets on December 20, 2006, which was $.245 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

ii

Subject to completion.

Prospectus

InfoLinx Communications Ltd.
16,208,810 Shares
Common Stock

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is currently listed on the Pink Sheets under the symbol “IFNX.PK.” The last reported sale price of our common stock on the Pink Sheets was $0.20 per share in October 2006.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” beginning on page 5.

The information in this prospectus is not complete and may be changed. The selling shareholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed judgment upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 2, 2006.

Summary

Prospective investors are urged to read this prospectus in its entirety.

We have developed software that allows cable and telecommunications operators to deliver on-demand, interactive television content to their digital television subscribers on a channel which uses our InfoLinx system, called an InfoLinx Channel. Designed as a rival to print advertising, InfoLinx Channels will transmit relevant local content that is currently distributed via newspapers, direct mail and “yellow pages” type directories. We envision that the InfoLinx Channel will display separate, informative categories at high speed, free of charge, and in a user-friendly format. InfoLinx Channels are designed to maximize network capability of cable and telephone TV networks, providing targeted, local content to their customers.

We have yet to enter into any formal agreements with cable and telecom operators to offer our service and we have not obtained any agreements with advertisers in connection with our service.

We were incorporated in the State of Nevada on August 28, 2006. On November 17, 2006, InfoLinx Communications Ltd., a British Columbia corporation, merged with and into us. InfoLinx Communications Ltd., a British Columbia corporation, was incorporated on October 23, 2000 and developed our business prior to the November 17, 2006 merger. For accounting purposes, the merger is deemed to be a continuation of InfoLinx Communications Ltd., a British Columbia corporation, into the United States.

Our principal executive office is located at 180 Pemberton Avenue, North Vancouver, B.C., Canada V7P 2R5. Our phone number is (866) 966-5469.

The Offering

Securities Being Offered	Up to 16,208,810 shares of common stock.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Securities Issued and to be Issued	16,208,810 shares of our common stock are issued and outstanding as of the date of this prospectus. All the common stock sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the share holders.

Summary Financial Information

The summarized financial data presented below is derived from and should be read in conjunction with our unaudited August 31, 2006 financial statements and our audited November 30, 2005 financial statements, including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis or Plan of Operations” in this prospectus. For accounting purposes, the November 17, 2006 merger of InfoLinx Communications Ltd., a British Columbia corporation, with and into us is deemed to be a continuation of InfoLinx Communications Ltd., a British Columbia corporation, into the United States, and accordingly, the financial statements from inception to August 31, 2006 are those of InfoLinx Communications Ltd., a British Columbia corporation.

	For nine months ended August 31, 2006 (unaudited)	For year ended November 30, 2005 (audited)	From October 23, 2000 (Date of Inception) to August 31, 2006 (unaudited)
Revenue	$Nil	$Nil	$Nil
Net Loss for the Period	($123,351)	($105,723)	($451,272)
Basic Loss Per Share	($0.01)	($0.01)
	As at August 31, 2006	As at November 30, 2005
Cash	$10,549	$12,015
Total Assets	$157,501	$119,060
Current Liabilities	$16,105	$62,014
Total Liabilities	$95,515	$101,133
Accumulated Deficit	($451,272)	($327,921)
Total Stockholders' Equity	$61,986	$17,927

Risk Factors

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

As our business is in the development stage and we have no customers or advertisers, we face a high risk of business failure and this could result in a complete loss of your investment.

We were incorporated in the State of Nevada on August 28, 2006. On November 17, 2006, InfoLinx Communications Ltd., a British Columbia corporation, merged with and into us. InfoLinx Communications Ltd., a British Columbia corporation, was incorporated on October 23, 2000 and developed our business prior to the November 17, 2006 merger.

We have developed software that allows cable and telecom operators to deliver on-demand, interactive television content to their digital television subscribers, but we have yet to enter into any formal agreements with cable and telecom operators to offer our service (though we do have a letter of intent with SaskTel and, pursuant to that letter of intent, we hope to launch an InfoLinx Channel, specifically geared towards real estate, in the Regina, Saskatchewan, Canada market in the near future). We have not obtained any agreements with advertisers in connection with our service. As of the date of this prospectus we have not earned any revenues. Potential investors should be aware of the difficulties normally encountered in connection with development stage companies and the high rate of failure of such enterprises. These potential problems include, but are not limited to, our inability to enter into agreements with cable and telecom operators and/or advertisers, lack of sufficient funding for our business, competition, and obsolescence.

We have a limited history upon which to base any assumption as to the likelihood that our business will prove successful. As a result of this we can provide little or no assurance to investors that we will generate any revenues or ever achieve profitable operations. If we are unsuccessful in addressing the above outlined risks, our business will likely fail.

If we do not obtain additional financing, our business will fail.

We have never generated revenue from business operations and may not in the future. Our net loss since inception to August 31, 2006 is $451,272. The auditors’ report in our financial statements as at November 30, 2005 and 2004 includes an explanatory paragraph that states that we have no established source of revenue and are dependent on our ability to raise capital to sustain operations, factors which raise substantial doubt about our ability to continue as a going concern. We expect to continue to incur additional losses in the foreseeable future, and we may never become profitable. Our business plan calls for significant expenses related to the development of our business. We will require additional financing in order to grow our business. Also, even if we receive sufficient funding, we may not realize a profit. We cannot guarantee that we will be successful generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Our business depends significantly on establishing and maintaining business relationships with cable operators and telecommunications companies. Our inability to establish or maintain such business relationships will materially and adversely affect our business.

Our software allows cable and telecom operators to deliver on-demand, interactive television content to their digital television subscribers; however, we have yet to enter into any agreements with cable and telecom operators to offer our service. If we are unable to establish relationships with cable and telecom operators to offer our service, we will be unable to generate revenue and our business will fail. If we are able to establish any such relationships, our operations could be adversely affected if our business relationships with these companies are not maintained. Any interruption in these business relationships could cause our business, financial condition and results of operations to suffer.

If advertisers or the viewing public do not accept, or lose interest in, our InfoLinx Channel, our revenues may be negatively affected and our business may not expand or be successful.

We offer solutions to advertisers as an alternative to traditional advertising print media such as newspapers and yellow pages directories. On-demand, interactive television content like the InfoLinx Channel is an emerging segment of the media market. This market for our products and services has only recently begun to develop and is rapidly evolving. In addition, our products and services are new and based on emerging technologies. As is typical in the case of new and rapidly evolving industries, demand and market acceptance for recently-introduced technology and products are subject to a high level of uncertainty. We will compete for advertising spending with many forms of more-established advertising media. Our success and ability to generate revenues depends on the broad acceptance of our InfoLinx Channels by advertisers and their continuing interest in these mediums as components of their advertising strategies. Acceptance of our products and services will be highly dependent on the functionality and performance of our products and services and our success with the initial implementation of our products and services. There can be no assurance that we will be successful in obtaining market acceptance of our technology, products or services.

Our success also depends on the continued acceptance by the viewing public of our InfoLinx Channels. Advertisers may elect not to use our services if they believe consumers are not receptive to our InfoLinx Channels or that our InfoLinx Channels do not provide sufficient value as effective advertising mediums. Likewise, if consumers find the InfoLinx Channels to be difficult to use or of low quality, advertisers may view our InfoLinx Channels as a less attractive advertising medium compared to other alternatives. In that event, advertisers may determine to reduce their spending on our InfoLinx Channels. If a substantial number of advertisers lose interest in advertising on our InfoLinx Channel for these or other reasons, we will be unable to generate sufficient revenues and cash flow to operate our business, and our revenue, liquidity and results of operations could be negatively affected.

Under our business plan, we plan to derive a majority of our revenues from the provision of advertising services, and advertising is particularly sensitive to changes in economic conditions and advertising trends.

Demand for advertising on our InfoLinx Channels, and the resulting advertising spending by our clients, will be sensitive to changes in general economic conditions and advertising spending typically decreases during periods of economic downturn. Advertisers may reduce the money they spend to advertise on our InfoLinx Channels for a number of reasons, including:

•	a general decline in economic conditions;

•	a decline in economic conditions in the particular cities in which we conduct business;

•	a decision to shift advertising expenditures to other available advertising media; or

•	a decline in advertising spending in general.

          Any such decrease in spending on advertising would materially and adversely affect our ability to generate revenue from our InfoLinx Channels, and our financial condition and results of operations.

Rapid technological changes in the marketplace may adversely affect our InfoLinx Channels.

Our business is subject to rapid technological change and new product introductions and enhancements. Our ability to remain competitive in this market may depend in part upon our ability to develop new and enhanced products or services and to introduce these products or services at competitive prices on a timely and cost-effective basis. In addition, new product or service introductions or enhancements by our competitors or the use of other technologies could cause a decline in sales or loss of market acceptance of our existing products and services. Our success in developing, introducing, selling and supporting new and enhanced products or services depends upon a variety of factors, including the timely and efficient completion of product design and development, and the timely and efficient implementation of production and conversion processes. There can be no assurance that we will be successful in selecting, developing, manufacturing and marketing new products or services or in enhancing our existing products or services. Failure to do so successfully may adversely affect our business, financial condition and results of operations.

If we are not able to effectively compete against traditional advertising print media, we may not generate any revenues.

We offer solutions to advertisers as an alternative to traditional advertising print media such as newspapers and yellow pages directories. The market for our products is intensely competitive and subject to rapid change. Many of our competitors have longer operating histories, significantly greater financial, and other resources, significantly greater name recognition and a larger installed base of customers than we do. There is also a substantial risk that announcements of competing products by large competitors could result in the delay or postponement of customer orders in anticipation of the introduction of such new products.

Protecting our intellectual property may be costly and ineffective and if we are not able to protect our intellectual property, we may not be able to compete effectively and we may not be profitable.

Our future success depends in part on our ability to protect the intellectual property for our technology. We have no registered copyrights, trademarks or patents. As our intellectual property is not registered, it may be difficult for us to protect our intellectual property rights. We may choose, in the future, to register our intellectual property in Canada, the United States and elsewhere, at a significant cost to us.

Our ability to raise additional capital by the sale of our stock may be harmed by competing resales of our common stock by the selling shareholders.

We anticipate that we may attempt to raise additional capital in the near future by sales of our securities. Sales by our selling shareholders would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate, because the selling shareholders may offer to sell their shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock from us, or at all, if the selling shareholders are selling their shares of common stock.

Because our officers have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our president, Matthew Jones, and vice presidents, Mark Garfield and Patrick Fitzsimmons, have business interests concurrent with InfoLinx Communications Ltd. and hence cannot devote 100% of their time to this business venture. While they currently have adequate time to attend to our interests, it is possible that other obligations could arise in the future. As a result they may no longer have sufficient time to devote to the management of our business in the future.

Currently there is a very limited market for our common stock and if a market for our common stock does not develop, shareholders maybe unable to sell their shares.

Our common stock is quoted on the Pink Sheets under the symbol “IFNX.PK”. Prior to the merger with and into us, the common stock of InfoLinx Communications Ltd., a British Columbia corporation, was quoted on the Pink Sheets under the symbol “IFOLF.PK.” There is no certainty that our common stock will continue to be quoted or that any liquidity exists for our shareholders. We plan to apply for listing of our common stock on the National Association of Securities Dealers Over the Counter (OTC) Bulletin Board upon the effectiveness of the registration statement. If our stock is not listed on the OTC Bulletin Board or if a public market for our common stock does not develop, it will be difficult for shareholders to sell their stock. In such a case, shareholders may lose some, or all of their investment. If we establish a trading market for our common stock, the market price of our stock may be significantly affected by factors such as fluctuations in our operational results, general market conditions and other factors. Furthermore, the stock market itself may experience fluctuations in price and volume that can affect the market prices for the shares of developmental stage companies, which may affect the market price of our common stock.

Our stock is regarded as “penny stock” which may limit a shareholder’s ability to buy or sell our stock.

Under the Securities Exchange Act of 1934 our stock is defined as “penny stock” and is expected to remain so for the foreseeable future. Penny stock is defined as common stock that has a market price of less than $5.00 per share and is subject to certain rules and regulations. These penny stock restrictions on broker-dealers make it difficult to sell the stock in a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling their stock in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Some broker-dealers will refuse to attempt to sell penny stock rather than complying with these rules.

A more detailed discussion of penny stock and its related broker-dealer restrictions can be found in the ‘Plan of Distribution’ section of this prospectus.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. You can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology. Our actual results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any future performance suggested herein.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. We will however incur all costs associated with this registration statement and prospectus.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The selling shareholders in this prospectus are offering all of the 16,208,810 shares of common stock in this prospectus. Of those shares, 10 shares were acquired by our President, Matthew Jones, at our inception in a private placement transaction. The other 16,208,800 shares were acquired from us in a private placement in November 2006, in connection with the merger of InfoLinx Communications Ltd., a British Columbia corporation, into us. All of the selling shareholders are former shareholders of InfoLinx Communications Ltd., a British Columbia corporation. We believe that the private placements were exempt from registration under the Securities Act pursuant to Regulation S of the Securities Act.

The following table outlines, as of the date of this prospectus, information regarding the beneficial ownership of our common stock by each of the selling shareholders, including:

• The number of shares owned by each selling shareholder prior to this offering;
• The total number of shares that are to be offered by each selling shareholder;
• The total number of shares that will be owned by each selling shareholder upon completion of this offering; and
• The percentage owned by each selling shareholder upon completion of this offering.

Name of Selling Shareholder	Shares Owned Prior to This Offering	Number of Shares Offered for Sale	Total Shares to be Owned Upon Completion of This Offering	Percent Owned Upon Completion of This Offering
Axion Developments	60,000	60,000	0	0%
Bell, Michelle Charlene	31,252	31,252	0	0%
Berg, Debbie L.	50,000	50,000	0	0%
Berg, Richard	262,500 (3)	162,500	100,000 (3)	0.6%
Bjorklund, Robin	500,000	500,000	0	0%
Brook, Richard A.	50,000	50,000	0	0%
Carmichael, William Bradley	600,000	600,000	0	0%
Cede & Co.	125,000	125,000	0	0%
Dougherty, Brian	250,000	250,000	0	0%
Downing, Marie	100,000	100,000	0	0%
Fabris, Allan Robert	750,000	750,000	0	0%
Farkes, Grant	200,000	200,000	0	0%
Francis, Dorothy Delores	50,000	50,000	0	0%
Francis, Tim	1,740,000	1,740,000	0	0%
Garfield, Mark David (1)	1,189,196	1,189,196	0	0%
Grears, Kenneth Douglas	125,000	125,000	0	0%
Hovden, Alan	50,000	50,000	0	0%

Husejnagic, Alan	50,000	50,000	0	0%
Janzen, John	50,000	50,000	0	0%
Jecar Investments Ltd.	100,000	100,000	0	0%
Jones, Elizabeth A.	100,000	100,000	0	0%
Jones, Griffin	500,000	500,000	0	0%
Jones, Matthew W. (2)	4,379,610	4,379,610	0	0%
Klitch, David J.	250,000 (4)	200,000	50,000 (4)	0.3%
L’Heureux, Clement M. & Patricia G.	90,000	90,000	0	0%
L’Heureux, Ron & Sherry	180,000	180,000	0	0%
Lockwood, Kathryn Anne	1,000,000	1,000,000	0	0%
Lukacs, Mary Fae	25,000	25,000	0	0%
Lyle, Bill T.	125,000	125,000	0	0%
Lyle, William T.	100,000	100,000	0	0%
MacDonald, Blair J. & Lisa M.	300,000	300,000	0	0%
MacDonald, Jordon Carson Ingram	100,000	100,000	0	0%
MacDonald, Tyler Jacob Ingram	100,000	100,000	0	0%
MacLean, Fred J.	25,000	25,000	0	0%
Mange, Michael	130,000	130,000	0	0%
Marchinkow, Ben & Bonnie	50,000	50,000	0	0%
McDonnell, Brady	130,000	130,000	0	0%
McGuire, Cathei	150,000 (5)	50,000	100,000 (5)	0.6%
McGuire, Cathy	100,000	100,000	0	0%
McGuire, Steven P.	50,000	50,000	0	0%
Nicholson, Ralph William & Rhelda Lorraine	50,000	50,000	0	0%
Nicholson, Rhelda Lorraine	50,000	50,000	0	0%
Quechuck, Gordon E.	200,000 (6)	125,000	75,000 (6)	0.46%
Robson, Dean	100,000	100,000	0	0%
Rutledge, Shirley Anne Helen & Ken	25,000	25,000	0	0%
Seldon, Julie & Doug	25,000	25,000	0	0%
Sherlock, William Bent	100,000	100,000	0	0%
Sibbelee, John	50,000	50,000	0	0%

Siddoo, Sonny	50,000	50,000	0	0%
Simmiss, Craig	475,000	475,000	0	0%
Sinclair, Peter R.	131,252	131,252	0	0%
Stanley, Denein C.	25,000	25,000	0	0%
Stember, Margaret	25,000	25,000	0	0%
Stewart, James	600,000	600,000	0	0%
Stonehouse, Linda	50,000	50,000	0	0%
Stonehouse, Riley	210,000	210,000	0	0%
Universal Solutions Inc.	200,000 (7)	100,000	100,000 (7)	0.6%
Wiewel, Rudy	50,000	50,000	0	0%
Total	16,633,810 (8)	16,208,810	425,000 (8)	2.62%

1. Mr. Garfield is our Vice President and Director.

2. Mr. Jones is our President, Treasurer and Director.

3. Includes the shares registered hereunder and 100,000 warrants exercisable within 60 days of the date of this prospectus.

4. Includes the shares registered hereunder and 50,000 warrants exercisable within 60 days of the date of this prospectus.

5. Includes the shares registered hereunder and 100,000 warrants exercisable within 60 days of the date of this prospectus.

6. Includes the shares registered hereunder and 75,000 warrants exercisable within 60 days of the date of this prospectus.

7. Includes the shares registered hereunder and 100,000 warrants exercisable within 60 days of the date of this prospectus.

8. Includes 425,000 warrants exercisable within 60 days of the date of this prospectus.

Except as indicated above, each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based upon 16,208,810 outstanding shares of common stock on the date of this prospectus. Furthermore, none of the selling shareholders:

• Has had a material relationship with us other than as a shareholder, with the exceptions of the above noted;

• Has ever been one of our officers or directors, with the exceptions of the above noted; or
• Is a broker-dealer or affiliate of a broker-dealer.

Plan of Distribution

The selling shareholders will act independently of us and hence be able to sell their shares at their discretion with regard to timing, manner and size of sales. The sales price offered by the selling shareholders may be:

• Prevailing market price at the time of sale;
• A related price to such prevailing market price; or
• A price privately determined by the shareholder and purchaser.

We are bearing all costs relating to the registration of the common stock.

The shares may be sold by means of one or more of the following methods:

• A block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
• Purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;
• Ordinary broker transactions where the broker solicits purchases;
• Through options, swaps or derivatives;
• In transactions to cover short sales; or
• In privately arranged transactions.

When selling their shares, shareholders may sell directly to the purchasers, use brokers, dealers, underwriters or agents. When they are engaged, broker-dealers may arrange for other broker-dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale.

If our selling shareholders enter into arrangements with brokers or dealers, as described above or in any other manner, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters. Regardless of the manner of sale, all shares will be sold in compliance with the Securities and Exchange Commission’s Rule 144.

As our stock is classified as penny stock, there are rules that regulate broker-dealer practices regarding their transactions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from these rules, to deliver a standardized risk disclosure document prepared by the Commission that:

• Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
• Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

• Contains a brief, clear, narrative description of a dealer market, including ‘bid’ and ‘ask’ prices for penny stocks and the significance of the spread between the bid and ask price;
• Contains a toll-free telephone number for inquiries on disciplinary actions;
• Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
• Contains such other information as in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

Moreover, prior to effecting any transaction in a penny stock, the broker-dealer must provide the customer with:

• Bid and offer quotations for the penny stock;
• Details of the compensation of the broker-dealer and its salesperson in the transaction;
• The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
• Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth certain information regarding our executive officers and directors as of January 2, 2006:

NAME OF DIRECTOR	AGE	TERM SERVED	POSITIONS WITH COMPANY
Matthew Jones	48	Since formation	President, Treasurer and Director
Mark Garfield	56	Since formation	Vice President and Director
Patrick Fitzsimmons	53	Since formation	Vice President, Secretary and Director

All our directors hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. Executive officers hold offices until their successors are elected and qualified, subject to earlier removal by the Board of Directors.

Set forth below is a biographical description of each director and executive officer based upon information supplied by them:

Biographical Information

Matthew Jones is our President, Treasurer, and a Director. From its inception in 2000 until its merger with and into us on November 17, 2006, Mr. Jones was the President and a Director of InfoLinx Communications Ltd., a British Columbia corporation. From March 1998 until the present, Mr. Jones has also been the principal of Matthew Jones and Associates, a real estate consulting firm that has been involved in all aspects of the Real Estate business including commercial property analysis, land assembly marketing and marketing campaign development, and sales of detached and multi-family homes. He received a bachelors degree in business from Simon Fraser University in 1981.

Mark Garfield is our Vice President and Director. From January 2005 until its merger with and into us on November 17, 2006, Mr. Garfield was the Vice President and a Director of InfoLinx Communications Ltd., a British Columbia corporation. For over the past five years, he has also been self-employed, in the field of design and sales of fine art.

Patrick Fitzsimmons is our Vice President, Secretary and Director. From November 2005 until its merger with and into us on November 17, 2006, Mr. Fitzsimmons was the Vice President, Secretary and a Director of InfoLinx Communications Ltd., a British Columbia corporation. Since March 2001, he has also served as an officer and director of Alternet Systems Inc. (OTC: ASYI.OB) in Vancouver, British Columbia..

Significant Employees

We have no significant employees other than the officers and directors described above.

Committees of the Board of Directors We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our Board of Directors, stock plan committee or any other committees.

Audit Committee Financial Expert We have no financial expert on our Board of Directors. We believe the cost related to retaining a financial expert at this time is prohibitive.

Security Ownership of Certain
Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding stock as of the date of this prospectus, and by the officers and directors, individually or as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
$0.001 Par Value Common Stock	Matthew Jones President, Treasurer and Director c/o InfoLinx 180 Pemberton Avenue, North Vancouver, B.C., Canada V7P 2R5	4,379,610	27.02%
$0.001 Par Value Common Stock	Patrick Fitzsimmons Director c/o InfoLinx 180 Pemberton Avenue, North Vancouver, B.C., Canada V7P 2R5	400,000(1)	2.47%
$0.001 Par Value Common Stock	Mark Garfield Secretary c/o InfoLinx 180 Pemberton Avenue, North Vancouver, B.C., Canada V7P 2R5	1,189,196	7.34%
$0.001 Par Value Common Stock	All officers and directors as a group	5,968,806	36.82%
$0.001 Par Value Common Stock	Tim Francis 1803 North River Drive Kamloops, B.C. Canada V2B 7N4	1,740,000	10.73%
$0.001 Par Value Common Stock	Kathryn Anne Lockwood 3200-650 West Georgia Street, Vancouver, B.C., Canada V6P 4P7	1,000,000	6.17%

(1)       This figure is solely comprised of stock options to purchase additional shares of our common stock exercisable within 60 days of the date of this prospectus.

The percentage of class is based upon 16,208,810 shares of common stock issued and outstanding as of the date of this prospectus.

Description of Securities

General

The aggregate number of shares that our corporation shall have authority to issue shall consist of 400,000,000 shares of common stock having a par value of $0.001.

Common Stock

As of January 2, 2006, there were 16,208,810 shares of our common stock issued and outstanding held by 63 shareholders of record. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of common stock do not have cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of a majority of the outstanding shares entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our shareholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

As of the date of this prospectus, we have 425,000 warrants outstanding, all at an exercise price of $0.15 Canadian Dollars. Of these, warrants to purchase fifty thousand (50,000) shares were granted to Mr. David Klitch which expire on April 28, 2007; warrants to purchase seventy-five thousand (75,000) shares were granted to Mr. Gordon Quechuck which expire on May 1, 2007; warrants to purchase one hundred thousand (100,000) shares were granted to Ms. Cathei McGuire which expire on April 25, 2008; warrants to purchase one hundred thousand (100,000) shares were granted to Mr. Richard Berg that expire on July 17, 2008; and warrants to purchase one hundred thousand (100,000) shares were granted to Universal Solutions Inc. which expire on July 20, 2008.

Options

As of the date of this prospectus, we have issued 900,000 options to purchase shares of our common stock pursuant to our 2005 Stock Option Plan. All of those options were issued in September 2005 at an exercise price of $0.10 and the stock options expire in September 2007. Of these, 400,000 were granted to our Vice President and Director, Patrick Fitzsimmons, as consideration for his services to us as an officer and director. The others were granted in exchange for consulting services.

Experts

The financial statements for the years ended November 30, 2005 and 2004 included in this prospectus and registration statement have been audited by Dale Matheson Carr-Hilton Labonte LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. These financial statements are included in reliance upon the authority of said firm as experts in auditing and accounting.

Our acting transfer agent for stock transactions is Transfer Online, Inc., 317 SW Alder Street, 2nd Floor, Portland, OR 97204, Phone: 503-227-2950, Fax: 503-227-6874.

Interests of Named Experts and Counsel

None of the experts or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Disclosure of Commission Position of Indemnification
For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Description of Business

Business Development

We were incorporated in the State of Nevada on August 28, 2006. On October 3, 2006, we agreed to merge InfoLinx Communications Ltd., a British Columbia corporation, with and into us pursuant to a written agreement. Under the terms of the written agreement, the merger became effective when the appropriate merger documents were filed with both the British Columbia Registrar of Companies and the Nevada Secretary of State. On November 17, 2006, the merger became effective and InfoLinx Communications Ltd., a British Columbia corporation, merged with and into us. InfoLinx Communications Ltd., a British Columbia corporation, was incorporated on October 23, 2000 and developed our business prior to the November 17, 2006 merger. In the merger, each share of InfoLinx Communications Ltd., a British Columbia corporation, was converted into one of our shares and we assumed the business and operations of InfoLinx Communications Ltd., a British Columbia corporation. For accounting purposes, the merger is deemed to be a continuation of InfoLinx Communications Ltd., a British Columbia corporation, into the United States.

Prior to the merger, the common stock of InfoLinx Communications Ltd., a British Columbia corporation, was quoted on the Pink Sheets under the symbol “IFOLF.PK.” After the merger, our shares are quoted on the Pink Sheets under the symbol “IFNX.PK.”

We have developed software that allows cable and telecom operators to deliver on-demand, interactive television content to their digital television subscribers on a channel which uses our InfoLinx system, called an InfoLinx Channel. Designed as a rival to print advertising, InfoLinx Channels will transmit relevant local content that is currently distributed via newspapers, direct mail and “yellow pages” type directories. We envision that the InfoLinx Channel will display separate, informative categories at high speed, free of charge, and in a user-friendly format. InfoLinx Channels are designed to maximize network capability of cable and telephone TV networks, providing targeted, local content to their customers. We believe each InfoLinx Channel will act, essentially, as an interactive “yellow pages” type directory for products, services and organizations for a local community.

Our principal executive office is located at 180 Pemberton Avenue, North Vancouver, B.C., Canada V7P 2R5. Our phone number is (866) 966-5469. Our Internet address is http://www.infolinx.tv. Information on our web site is not, however, part of this prospectus, and you should rely only upon the information contained in this prospectus before deciding to invest in our common stock.

Our Product, The InfoLinx System

We have developed software that allows cable and telecom operators to deliver on-demand, interactive television content to their digital television subscribers, but we have yet to enter into any formal agreements with cable and telecom operators to offer our service. We are able to design a network architecture, so that our software can be integrated with servers and run without downtime. Notwithstanding, we do have a letter of intent with SaskTel and, pursuant to that letter of intent, we hope to launch an InfoLinx Channel, specifically geared towards real estate, in the Regina, Saskatchewan, Canada market in the near future, as described below. We have not obtained any agreements with advertisers in connection with our service.

The InfoLinx system is designed to provide at-home television users access to commercial, retail, and personal content via the digital set top box supplied by the operator of the network. Most content is distributed on-demand, meaning the user requests content, such as a restaurant listing, through the set top box. This request is submitted to a highly robust, centralized server in the network operating center which processes the request, dynamically renders the response, and then submits the content back to the set top box. Communication between the set top box and the centralized server is managed through a secure wide area network, as provided by the network operator, over Hyper Text Transport Protocol (“HTTP”).

The InfoLinx system can adapt to many networks, set top boxes, or specialized television services. The flexible architecture uses three power bands: (1) primary response band, which manages all incoming and outgoing content through a specialized rendering agent; (2) the engine band, which performs critical functionality for the architecture such as database, logging and simple network management protocol; and (3) the services band, which provides feature support such as ad generation, movie listings, or instant messaging. Each band is designed to add, remove, and even substitute a component to satisfy the needs or concerns of the network operating center.

The InfoLinx system may be run on one server or may be easily scaled across many servers to provide the highest fault-tolerance level. The bands communicate to each other using InfoLinx’s proprietary code module that marries robust queues with both synchronous and asynchronous XML requests. Due to this flexible architecture, each component may be separated from the band and either put on a server of its own or spread out across multiple servers to best suit the load requirements of the network operator’s clients. Each component within the band services a complete function cycle to respond to the proprietary request; however, each component may additionally perform out-of-process functions such as caching movie listings locally or checking for new email.

How the InfoLinx Channel Works

To use the InfoLinx Channel, viewers can use the four arrows on their television remote to access the information they want about the shops, services, restaurants and entertainment or sporting events near them. When finished, the viewer can return to other channels with the touch of a button.

Unlike the Internet, there is no delay to log on, no waiting for pages to appear and no addresses to enter. The directory content will appear at high speed with colorful graphics and enhanced audio by use of the television remote.

We have developed a directory format that blends the usability of the television, the functionally of print media like a “yellow pages” directory and the performance of high speed Internet. Our interactive directory platforms allow advertisers to display their content over the television to gain maximum exposure at a reasonable cost.

While the InfoLinx directories could be customized to fit effectively into any given network operator’s market, the beta test InfoLinx Channel consists of six categories: TelePages, Entertaiment, Sports and Leisure, Shopping, Real Estate and Color Classifieds.

Potential Market

As we rely on digital capability, we hope to benefit from the conversion of television broadcast networks from analog to digital. Both the Federal Communications Commission in the United States and the Canadian Radio-television and Telecommunications Commission in Canada have implemented plans to convert the entire broadcast television infrastructure from the current analog standard to digital by the end of this decade. Digital networks make it possible to transmit the InfoLinx Channel without any network upgrades.

On January 29, 2004, we entered into a letter of intent with the public utility SaskTel, which provides telephone services to Saskatchewan (one of Canada’s ten provinces) to develop an InfoLinx Channel in Saskatchewan and to joint venture development of an InfoLinx interactive television directory similar to the Yellow Pages.

Pursuant to that letter of intent, we hope to launch an InfoLinx Channel, specifically geared towards real estate, in the Regina, Saskatchewan, Canada market in the near future. When fully developed, we envision that the directory could provide SaskTel and us with advertising revenue from those businesses listed in the directory. We hope to finalize an agreement with SaskTel in the near future.

In our proposed arrangement with SaskTel, they will promote advertising on the InfoLinx Channel through their sales and marketing activities. Specifically, we anticipate that DirectWest, an affiliate of SaskTel, will sell advertising on the InfoLinx Channel and we will receive 15% of the advertising revenue attributable to the InfoLinx Channel in the form of a royalty. Upon finalization of an agreement with SaskTel, we expect to pay up-front fees of approximately $35,000 to set up the initial InfoLinx Channel for SaskTel.

Industry Background

We designed our products and services to be a rival to print advertising for local content that is currently distributed via newspapers, direct mail and “yellow pages” type directories. Consumers have traditionally relied on yellow pages directories and 411 services to search for local businesses. We believe that consumers are increasingly turning to interactive sources to search for local business information. In particular, the Internet is gaining credibility as an important advertising medium for local businesses. Our directory format blends the usability of the television, the functionally of print media like a “yellow pages” directory, and the performance of high speed Internet. Unlike the Internet, there is no delay to log on, no waiting for pages to appear and no addresses to enter. The directory content will appear at high speed with colorful graphics and enhanced audio by use of the television remote.

Competition

We expect to experience competition from several types of companies.

Yellow Pages Directories and 411-Based Local Search. Consumers have traditionally relied on yellow pages directories and 411 type telephone directory assistance information services to search for local businesses. 411 type telephone directory assistance, however, generally requires a business name and address.

Internet Local Search. Our InfoLinx Channels face competition from a number of Internet local search providers such as YellowPages.com. We expect competition to increase as investment in Internet local search increases. Many competitors and potential competitors have significantly greater resources than we. A number of the traditional Internet search portals, including Yahoo! Inc., Google and Microsoft Corporation’s MSN.com, have already entered the local search market. These companies represent a competitive threat to our customers and an indirect competitive threat to us.

Media Services. We will also compete with locally-focused Internet portals as well as specialized services such as America Online’s Digital Cities, Google Inc.’s Google Local and other independently owned and operated websites. The locally-focused Internet portal market is fragmented. Larger vendors include Citysearch.com and Citiesunlimited.com.

We do not know of any company providing a product truly similar or comparable to ours. However, we believe that we can compete favorably with our competitors on the basis of our solutions’ breadth and functionality. However, our competitors will be able to devote greater resources to the development, promotion and sale of their products and services than we can to ours, which could allow them to respond more quickly than we can to new technologies and changes in customer needs. In particular, our competitors may have broader sales infrastructures and in some cases may have larger technology infrastructures that could ease deployment, integration and configuration. In some cases, our solutions may not be as attractively priced as those offered by our competitors, which may put us at a competitive disadvantage. Our ability to remain competitive will depend to a great extent upon our ongoing performance in the areas of product development and customer support.

Intellectual Property

Our success depends in part upon our ability to protect our intellectual property and operate without infringing the proprietary rights of other parties. We have no registered copyrights, trademarks or patents. As our intellectual property is not registered, it may be difficult for us to protect our intellectual property rights, however, we feel that our software code and the look and feel of our product is protected by common law rights. We may choose, in the future, to register our intellectual property in Canada, the United States and/or elsewhere, at a significant cost to us.

Our Research and Development

We have been successful in completing software and server development so that now we can offer a ready to market, turnkey InfoLinx Channel. Development has included not only channel and server software but all back-end software for production and administration. The server package has been rigorously tested and designed with full redundancy.

We initially developed our software in 2001 and have worked to improve upon it since then. As of February 6, 2003, the prototype of our application software was successfully tested in a digital network cable environment using a set top box. During the past year we haves been successful in completing software and server development so that now we can offer a ready to market, turnkey channel. Development has included not only channel and server software but all back end software for production and administration.

Employees

We have no employees as of the time of this prospectus other than our officers. We use independent contractors for software support, development and system architecture.

In September 2005 we entered into three agreements for consulting services, each expiring in September 2007. Under the agreements, the consultants shall receive fees as follows:

	Stock Options	Monthly Cash
	Granted (all	Consulting Fees	Shares of Common
Consultant Name	exercisable at $0.10		Stock issuable
	for a period of two		in Lieu of Cash
	years)		Consulting Fees
Patrick Fitzsimmons	400,000	$2,000 Canadian dollars	50,000 common shares per month for a period of 12 months

Steve Owst	250,000	$2,000 Canadian dollars	12,500 common shares per month for a period of 12 months

Paul Brandenburg	250,000	$ 2,000 Canadian dollars	30,000 common shares in the first month and 20,000 common shares per month for a period of 11 months

Options were granted to all three consultants upon signing of the agreements. In the year ended November 30, 2005, we recorded a liability to issue 100,000 shares of common stock at a fair value of $0.085 per share for a total cost of $8,552 for stock in lieu of fees payable to Patrick Fitzsimmons for the months of October and November 2005. In November 2005 this consultant, Patrick Fitzsimmons, became a director of ours and, accordingly, the fees have been recorded as management fees.

Commencement of consulting services by Steve Owst and Paul Brandenburg did not begin and have been postponed indefinitely. Accordingly, no monthly fees or stock in lieu of fees have been accrued for them.

Subsidiaries

We do not have any subsidiaries.

Reports to Security Holders

Currently we are not required to provide annual reports to security holders. However, shareholders as well as the general public may view or download copies of all of our filings with the SEC online, including but not limited to, annual reports, quarterly reports as well as all other reports required under the Securities Exchange Act of 1934. These reports will be made available on the SEC website at www.sec.gov by performing a search of our electronic filings. We will not be a reporting issuer with the SEC until our registration statement on form SB-2 is declared effective.

Management’s Discussion and Analysis or Plan of Operation

Plan of Operations

During the past year we haves been successful in completing software and server development so that now we can offer a ready to market, turnkey channel. Development has included not only channel and server software but all back end software for production and administration. The server package has been rigorously tested and designed with full redundancy.

Over the next 12 months, we hope to enter into agreements with cable and telecommunications operators to provide InfoLinx Channels on their networks. Initial focus will be on Western Canadian cable and telecommunications operators and product introductions in the U.S.

On January 29, 2004, we entered into a letter of intent with the public utility SaskTel, which provides telephone services to Saskatchewan (one of Canada’s ten provinces) to develop an InfoLinx Channel in Saskatchewan and to joint venture development of an InfoLinx interactive television directory similar to the Yellow Pages.

Pursuant to that letter of intent, we hope to launch an InfoLinx Channel, specifically geared towards real estate, in the Regina, Saskatchewan, Canada market in the near future. When fully developed, we envision that the directory could provide SaskTel and us with advertising revenue from those businesses listed in the directory. We hope to finalize an agreement with SaskTel in the near future.

In our proposed arrangement with SaskTel, they promote advertising on the InfoLinx Channel through their sales and marketing activities. Specifically, we anticipate that DirectWest, an affiliate of SaskTel, will sell advertising on the InfoLinx Channel and we will receive 15% of the advertising revenue attributable to the InfoLinx Channel in the form of a royalty. Upon the finalization of an agreement with SaskTel, we expect to pay up-front fees of approximately $35,000 to set up the initial InfoLinx Channel for SaskTel. If the real estate InfoLinx Channel is successful, we hope to expand our Channel offerings through SaskTel to include an automotive channel and other channels.

Advertising

We have developed a directory format that blends the usability of the television, the functionally of print media like a “yellow pages” directory and the performance of high speed Internet. Our interactive directory platforms allow advertisers to display their content over the television to gain maximum exposure at a reasonable cost. Our plan is to enter into agreements with cable and telecommunications operators whereby advertising revenue from those businesses listed in our InfoLinx Channel directory will be divided between us and the cable and telecommunications operators.

We plan to team with Yellow Pages publishers and professional advertising sales organizations, in specific markets, in order to bring commercial viability to the InfoLinx Channel. Paid ads can be attached to any listing, and the "layered" character of the InfoLinx application allows for virtually limitless advertising opportunities, creating a rich new revenue stream for the sales agency.

InfoLinx makes it affordable for hundreds of thousands of small businesses to advertise on television. Advertisers can target their message to a selective audience, in full color, at more competitive rates than are likely to be offered by the local community newspaper.

We plan to work on a revenue sharing basis with our service delivery partners.

Future Financing

As of August 31, 2006, we have cash of $10,549. We estimate our expenses over the next 12 months to be $250,000.00 consisting mainly of management and professional fees, general administrative expenses, legal and accounting, equipment costs (mainly related to servers) and costs related to Internet connectivity.

We currently estimate our management and professional fees will relate to the cost of a project manager (approximately $4,000.00 per month), software consulting and updates (approximately $3000.00 per month), and graphic design services (approximately $3,000.00 per month) for a total of approximately $120,000.00 over the next 12 months. We currently estimate our general and administrative costs will consist of one administrator (approximately $3,000.00 per month), rent ($1,000.00 per month) and miscellaneous office expenses (approximately $500.00 per month) for a total of approximately $54,000.00 over the next 12 months. Legal and accounting expenses are estimated at $24,000 over the next 12 months. We currently estimate our equipment costs, mainly related to the cost of servers and installation, will be $40,000.00 over the next 12 months and Internet connectivity and hosting will be $12,000.00 over the next 12 months.

The Company would like to raise an additional $500,000 in working capital over the next 12 months to pay our estimated expenses over the next 12 months and to develop the market in Western Canada. We anticipate that we will rely on equity sales of our common stock to finance our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned exploration activities.

Description of Properties

Our executive offices are located at 180 Pemberton Avenue, North Vancouver, B.C., Canada V7P 2R5. Our rent on that facility is approximately $600 Canadian Dollars per month.

Certain Relationships and Related Transactions

Except as described below, none of the following parties has, in the last two years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

• Any of our directors or officers;
• Any person proposed as a nominee for election as a director;
• Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or
• Any member of the immediate family of any of the above person.

Merger with InfoLinx Communications Ltd., a British Columbia corporation

On November 17, 2006, InfoLinx Communications Ltd., a British Columbia corporation, merged with and into us. InfoLinx Communications Ltd., a British Columbia corporation, was incorporated on October 23, 2000 and developed our business prior to the November 17, 2006 merger.

Stock Option Issuance

In September 2005 we issued 400,000 options at an exercise price of $0.10 to our Vice President and Director, Patrick Fitzsimmons, as consideration for his services to us.

Management Fees

During the three and nine months ended August 31, 2006 we incurred $26,461 and $77,286 respectively in management fees to our three Directors as follows:

	3 months ended	9 months ended
	August 31, 2006	August 31, 2006
Matthew Jones	10,556	31,669
Mark Garfield	2,709	6,030
Patrick Fitzsimmons	13,196	39,587

Total	$26,461	$77,286

Of the fees incurred in the three and nine months ended August 31, 2006 $nil and $16,274 respectively were paid to Matthew Jones by the issuance of shares of our common stock. The balance remained unpaid at August 31, 2006.

During the year ended November 30, 2005 the Company incurred $60,148 in management fees to two Officers and three Directors of the Company as follows:

Brady McDonnell – former
director	$3,397
Mark Garfield - director	3,965
Patrick Fitzsimmons -
director	8,491
Tim Francis – former officer	8,208
Matthew Jones - officer	36,087
Total	$60,148

$24,910 of the fees incurred in the year ended November 30, 2005 was paid in cash. $25,048, was paid to Matthew Jones by the issuance of shares of our common stock in May 2006 at approximately $0.09 per share, $1,698 remains outstanding to Brady McDonnell and $8,491 remains outstanding to Patrick Fitzsimmons.

Loans

As of August 31, 2006 we owed $29,443 (November 30, 2005 - $30,317) to our President, Matthew Jones, $49,704 (November 30, 2005 - $8,552) to Patrick Fitzsimmons, a Director, and $264 (November 30, 2005 - $250) to Tim Francis a former Director. Amounts due to related parties are unsecured, non interest bearing and have no specific terms of repayment, accordingly fair value cannot be practicably determined.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is quoted on the Pink Sheets under the symbol “IFNX.PK”. Prior to the merger with and into us, the common stock of InfoLinx Communications Ltd., a British Columbia corporation, was quoted on the Pink Sheets under the symbol “IFOLF.PK.” There is no certainty that our common stock will continue to be quoted or that any liquidity exists for our shareholders. We plan to apply for listing of our common stock on the National Association of Securities Dealers Over the Counter (OTC) Bulletin Board upon the effectiveness of the registration statement.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High	Low
June 1, 2005-August 31, 2005	$0.30	$0.20
September 1, 2005-November 30, 2005	$0.30	$0.20
December 1, 2005-February 28, 2006	$0.30	$0.20
March 1, 2006-May 31, 2006	$0.30	$0.20
June 1, 2006-August 31, 2006	$0.30	$0.20
September 1, 2006-November 30, 2006	$0.29	$0.20

Holders of Our Common Stock

As of the date of this prospectus, we have 63 registered shareholders.

Rule 144 Shares

No shares of our common stock could be available for resale to the public in accordance with the requirements of Rule 144 of the Securities Act. In general, under Rule 144, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

• 1% of the number of shares of the company’s stock then outstanding which, in our case, will equal approximately 162,088 shares as of the date of this prospectus; or
• The average weekly trading volume of the company’s stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule144 (k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, no shares could be available for resale to the public in accordance with the requirements of Rule 144(k) of the Securities Act.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Options, Warrants and Other Convertible Securities

As of the date of this prospectus, we have 425,000 warrants outstanding, all at an exercise price of $0.15 Canadian Dollars. Of these, warrants to purchase fifty thousand (50,000) shares were granted to Mr. David Klitch which expire on April 28, 2007; warrants to purchase seventy-five thousand (75,000) shares were granted to Mr. Gordon Quechuck which expire on May 1, 2007; warrants to purchase one hundred thousand (100,000) shares were granted to Ms. Cathei McGuire which expire on April 25, 2008; warrants to purchase one hundred thousand (100,000) shares were granted to Mr. Richard Berg that expire on July 17, 2008; and warrants to purchase one hundred thousand (100,000) shares were granted to Universal Solutions Inc. which expire on July 20, 2008.

As of the date of this prospectus, we have issued 900,000 options to purchase shares of our common stock pursuant to our 2005 Stock Option Plan. All of those options were issued in September 2005 at an exercise price of $0.10 and the stock options expire in September 2007. Of these, 400,000 were granted to our Vice President and Director, Patrick Fitzsimmons, as consideration for his services to us as an officer and director. The others were granted in exchange for consulting services.

Other than those options and warrants, we do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into shares of our common stock.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

• We would not be able to pay our debts as they become due in the usual course of business; or
• Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

As of the date of this prospectus, we have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

The table set forth below summarizes the annual and long-term compensation for services in all capacities provided to us payable to our President and all executive officers whose total annual salary and bonus exceeded $100,000, for the years ended November 30, 2005, 2004 and 2003:

SUMMARY COMPENSATION TABLE

Annual Compensation
Name and Title	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)
Matthew Jones President	2005 2004 2003	0 0 0	0 0 0	36,087 (1) 30,222 (1) 21,400 (1)

(1) Comprised of management fees, paid in cash.

COMPENSATION OF DIRECTORS

Our directors receive no extra compensation for their service on our Board of Directors. Notwithstanding, 400,000 stock options were granted to our Vice President and Director, Patrick Fitzsimmons, in September 2005 as consideration for his services to us as an officer and director.

EMPLOYMENT CONTRACTS

We have not entered into any employment contracts with any executive officer.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information concerning equity compensation under our 2005 Stock Option Plan as of November 30, 2006:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	900,000	$.10	532,380
Equity compensation plans not approved by security holders	0	n/a	0
Total	900,000	$.10	532,380

Description of the 2005 Stock Option Plan:

The shareholders of InfoLinx Communications Ltd., a British Columbia corporation, approved the granting of 10% of the issued and outstanding shares of InfoLinx Communications Ltd., a British Columbia corporation, on November 15, 2005. As of November 30, 2005, 900,000 stock options have been granted under the plan, all at a price of $0.10.

As we currently have 16,208,810 shares outstanding, 1,620,881 shares are authorized under the plan. This plan was adopted by the Board of Directors of InfoLinx Communications Ltd., a British Columbia corporation, on November 15, 2005.

Those persons eligible for awards pursuant to our stock option plans include any employee, director, or consultant.

Changes In and Disagreements with Accountants
On Accounting and Financial Disclosure

In the last two years, we have had no changes in or disagreements with our accountants.

Financial Statements

We have attached to this prospectus copies of our audited financial statements for the years ended November 30, 2005 and 2004 as well as our unaudited financial statements for the period ended August 31, 2006, including the notes to those financial statements.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)

INTERIM FINANCIAL STATEMENTS
AUGUST 31, 2006
(Stated in U.S. dollars)

BALANCE SHEETS

INTERIM STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS’ EQUITY

INTERIM STATEMENTS OF CASH FLOWS

NOTES TO INTERIM FINANCIAL STATEMENTS

INFOLINX COMMUNICATIONS LTD.
(a development stage company)

BALANCE SHEETS

	August 31, 2006	November 30, 2005
	(unaudited)

CURRENT ASSETS
Cash	$10,549	$12,015
GST recoverable	7,166	1,690
Prepaid expenses	-	428
	17,715	14,133

EQUIPMENT (Note 4)	13,084	338
APPLICATION SOFTWARE (Note 3)	126,702	104,589

	$157,501	$119,060

CURRENT LIABILITIES
Accounts payable and accrued liabilities (Note 5)	$16,105	$62,014
Due to related parties (Note 7)	79,410	39,119

	95,515	101,133

NATURE AND CONTINUANCE OF OPERATIONS (Note 1)

STOCKHOLDERS’ EQUITY
Capital stock (Note 6)
Common stock, no par value,
400,000,000 shares authorized
16,158,800 common shares issued and outstanding
(November 30, 2005 – 14,323,800)	467,467	305,716
Additional paid in capital (Note 6)	10,329	10,329
Common share subscriptions	4,450	-
Deficit accumulated during the development stage	(451,272)	(327,921)
Accumulated other comprehensive income	31,012	29,803

	61,986	17,927

	$157,501	$119,060

The accompanying notes are an integral part of these interim financial statements.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)

INTERIM STATEMENTS OF OPERATIONS

(unaudited)

					October 23,
					2000
	Three months	Three months	Nine months	Nine months	(inception)
	ended August	ended August	ended August	ended August	to August
	31, 2006	31, 2005	31, 2006	31, 2005	31, 2006

GENERAL AND ADMINISTRATIVE EXPENSES

Office and general	$3,348	$2,578	$10,796	$8,935	$42,709
Consulting fees (Note 10)	-	-	17,594	337	58,649
Consulting fees – stock based compensation (Note 6)	-	-	-	-	10,329
Depreciation	1,267	-	2,578	-	2,578
Management fees (Note 7)	26,461	10,106	77,286	41,131	197,108
Professional fees	11,725	3,922	14,063	6,474	55,937
Research and development	-	-	-	-	59,705
Transfer agent and filing fees	824	1,178	1,034	1,496	7,621
Travel expenses	-	108	-	3,085	16,636

NET LOSS	$43,625	$17,892	$123,351	$61,457	$451,272

BASIC AND DILUTED NET LOSS PER SHARE	$(0.00)	$(0.00)	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	15,672,745	14,223,800	15,271,608	14,223,800

The accompanying notes are an integral part of these interim financial statements.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM OCTOBER 23, 2000 (INCEPTION) TO AUGUST 31, 2006

				Deficit
				Accumulated
				during	Accumulated Other
	Common stock		Common share	Development	Comprehensive
	Shares	Capital	Subscriptions	Stage	Income (Loss)	Total
Common share subscriptions received	-	$-	$116	$-	$-	$116
October 23, 2000 - Issued for services at $0.0165 per share	100,000	1,650	-	-	-	1,650
October 23, 2000 - Issued for cash at $0.0165 per share	300,000	4,950	-	-	-	4,950
Currency translation adjustment	-	-	-	-	(150)	(150)
Net loss for the period October 23, 2000 (inception) to
November 30, 2000	-	-	-	(6,828)	-	(6,828)
Balance, November 30, 2000	400,000	6,600	116	(6,828)	(150)	(262)
December 7, 2000 – Issued for cash at $0.01625 per share	100,000	1,625	-	-	-	1,625
January 17, 2001 - Issued for services at $0.0165 per share	1,000,000	16,500	-	-	-	16,500
March 7, 2001 - Issued for cash at $0.01625 per share	100,000	1,650	-	-	-	1,650
Currency translation adjustment	-	-	-	-	4	4
Net loss for the year ended November 30, 2001	-	-	-	(21,631)	-	(21,631)
Balance, November 30, 2001	1,600,000	26,375	116	(28,459)	(146)	(2,114)
December 24, 2001 – Issued for cash at $0.00001567 per share	7,399,600	116	(116)	-	-	-
February 5, 2002 - Issued for cash at $0.01575 per share	500,000	7,875	-	-	-	7,875
February 7, 2002 - Issued for services at $0.01575 per share	600,000	9,450	-	-	-	9,450
May 10, 2002 – Issued for cash at $0.016 per share	125,000	2,000	-	-	-	2,000
May 13, 2002 – Issued for cash at $0.016 per share	250,000	4,000	-	-	-	4,000
June 10, 2002 Issued for cash at $0.01625 per share	62,500	1,016	-	-	-	1,016
July 9, 2002 - Issued for cash at $0.0165 per share	61,700	1,018	-	-	-	1,018
November 14, 2002 - Issued for services at $0.063 per share	80,000	5,040	-	-	-	5,040
November 25, 2002 - Issued for cash at $0.064 per share	400,000	25,600	-	-	-	25,600
Currency translation adjustment	-	-	-	-	241	241
Net loss for the year ended November 30, 2002	-	-	-	(28,516)	-	(28,516)
Balance, November 30, 2002	11,078,800	$82,490	$-	$(56,975)	$95	$25,610

The Statement of Stockholders’ Equity, for all periods presented, reflects the Company’s December 2001 capital reorganization and October 2002 forward stock split as if they had occurred effective October 23, 2000 (inception).

The accompanying notes are an integral part of these interim financial statements.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM OCTOBER 23, 2000 (INCEPTION) TO AUGUST 31, 2006

				Deficit
				Accumulated
				during	Accumulated Other
	Common stock		Common share	Development	Comprehensive
	Shares	Capital	Subscriptions	Stage	Income (Loss)	Total

Balance, November 30, 2002, carried forward:	11,078,800	$82,490	$-	$(56,975)	$95	$25,610

December 5, 2002 – Issued for cash at $0.064 per share	200,000	12,800	-	-	-	12,800
December 9, 2002 – Issued for cash at $0.064 per share	50,000	3,200	-	-	-	3,200
December 12, 2002 – Issued for services at $0.064 per share	240,000	15,360	-	-	-	15,360
December 23, 2002 – Issued for cash at $0.064 per share	100,000	6,400	-	-	-	6,400
February 3, 2003 – Issued for cash at $0.066 per share	25,000	1,650	-	-	-	1,650
February 6, 2003 – Issued for cash at $0.066 per share	50,000	3,300	-	-	-	3,300
February 14, 2003 – Issued for cash at $0.066 per share	50,000	3,300	-	-	-	3,300
February 28, 2003 – Issued for cash at $0.067 per share	25,000	1,675	-	-	-	1,675
March 11, 2003 – Issued for cash at $0.068 per share	75,000	5,100	-	-	-	5,100
March 26, 2003 – Issued for cash at $0.068 per share	25,000	1,700	-	-	-	1,700
March 28, 2003 – Issued for cash at $0.068 per share	100,000	6,800	-	-	-	6,800
November 18, 2003 – Issued for cash at $0.077 per share	100,000	7,700	-	-	-	7,700
Currency translation adjustment	-	-	-	-	4,979	4,979
Net loss for the year ended November 30, 2003	-	-	-	(39,006)		(39,006)

Balance, November 30, 2003	12,118,800	$151,475	$-	$(95,981)	$5,074	$60,568

The accompanying notes are an integral part of these interim financial statements.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM OCTOBER 23, 2000 (INCEPTION) TO AUGUST 31, 2006

				Deficit Accumulated	Accumulated Other
	Common stock		Common share	during Development	Comprehensive
	Shares	Capital	Subscriptions	Stage	Income (Loss)	Total
Balance, November 30, 2003, carried forward:	12,118,800	$151,475	$-	$(95,981)	$5,074	$60,568

February 20, 2004 – Issued for cash at $0.07512 per share	150,000	11,268	-	-	-	11,269
March 16, 2004 – Issued for cash at $0.07495 per share
net of $1,124 financing costs	150,000	10,119	-	-	-	10,118
March 19, 2004 – Issued for cash at $0.07525 per share	25,000	1,881	-	-	-	1,881
April 15, 2004 – Issued for cash at $0.0743 per share
net of $743 financing costs	100,000	6,687	-	-	-	6,687
April 19, 2004 – Issued for cash at $0.07426 per share
net of $594 financing costs	80,000	5,347	-	-	-	5,347
May 12, 2004 – Issued for cash at $0.07205 per share
net of $2,882 financing costs	400,000	25,938	-	-	-	25,938
June 15, 2004 – Issued for cash at $0.07275 per share
net of $364 financing costs	50,000	3,274	-	-	-	3,274
June 23, 2004 – Issued for cash at $0.0736 per share
net of $368 financing costs	50,000	3,312	-	-	-	3,312
June 30, 2004 – Issued for services at $0.0743 per share	10,000	743	-	-	-	743
July 14, 2004 – Issued for cash at $0.0758 per share	230,000	17,435	-	-	-	17,435
July 17, 2004 – Issued for cash at $0.076332 per share
net of $3,435 financing costs	450,000	30,911	-	-	-	30,911
July 17, 2004 – Issued for cash at $0.07632 per share	90,000	6,869	-	-	-	6,869
July 31, 2004 – Issued for services at $0.0752 per share	10,000	752	-	-	-	752
August 5, 2004 – Issued for cash at $0.07603 per share
net of $1,901 financing costs	250,000	17,106	-	-	-	17,106
August 10, 2004 – Issued for cash at $0.07586 per share
net of $379 financing costs	50,000	3,414	-	-	-	3,414
August 31, 2004 – Issued for services at $0.0758 per share	10,000	758	-	-	-	758
Common share subscriptions received	-	-	8,427	-	-	8427
Currency translation adjustment	-	-	-	-	23,090	23,090
Net loss for the year ended November 30, 2004	-	-	-	(126,217)	-	(126,217)

Balance November 30, 2004	14,223,800	$297,289	$8,427	$(222,198)	$28,164	$111,682

The Statement of Stockholders’ Equity, for all periods presented, reflects the Company’s December 2001 capital reorganization and October 2002 forward stock split as if they had occurred effective October 23, 2000 (inception).

The accompanying notes are an integral part of these interim financial statements.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM OCTOBER 23, 2000 (INCEPTION) TO AUGUST 31, 2006

					Deficit
					Accumulated	Accumulated
			Additional Paid	Common share	during	Other
	Common stock		in Capital	Subscriptions	Development	Comprehensive
	Shares	Capital			Stage	Income (Loss)	Total
Balance November 30, 2004, carried forward:	14,223,800	$297,289	$-	$8,427	$(222,198)	$28,164	$111,682

July 27, 2005 – Issued for cash at $0.08427 per				(8,427)
share	100,000	8,427	-		-	-	-
Stock based compensation	-	-	10,329	-	-	-	10,329
Currency translation adjustment	-	-	-	-	-	1,639	1,639
Net loss for the year ended November 30, 2005	-	-	-	-	(105,723)	-	(105,723)

Balance November 30, 2005	14,323,800	$305,716	$10,329	$-	$(327,921)	$29,803	$17,927

The accompanying notes are an integral part of these interim financial statements.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)

 STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM OCTOBER 23, 2000 (INCEPTION) TO AUGUST 31, 2006

					Deficit
					Accumulated	Accumulated
			Additional Paid	Common share	during	Other
	Common stock		in Capital	Subscriptions	Development	Comprehensive
	Shares	Capital			Stage	Income (Loss)	Total
Balance November 30, 2005, carried forward:	14,323,800	$305,716	$10,329	$-	$(327,921)	$29,803	$17,927

May 4, 2006 – Issued for cash at $0.087 per share	60,000	5,220	-	-	-	-	5,220
May 4, 2006 – Issued for consulting fees
at $0.09 per share	200,000	18,000	-	-	-	-	18,000
May 4, 2006 – Issued for cash at $0.09 per share	375,000	33,750	-	-	-	-	33,750
May 17, 2006 - Issued for consulting fees
at $0.084275 per share	440,000	37,081	-	-	-	-	37,081
May 17, 2006 - Issued for management fees
at $0.09 per share	480,000	43,200	-	-	-	-	43,200
August 10, 2006 – Issued for cash at $0.08879
per share	200,000	17,758	-	-	-	-	17,758
August 10, 2006 - Issued for management fees
at $0.08427 per share	80,000	6,742	-	-	-	-	6,742
Common shares subscriptions received	-	-	-	4,450	-	-	4,450
Currency translation adjustment	-	-	-	-	-	1,209	1,209
Net loss for the period ended August 31, 2006	-	-	-	-	(123,639)	-	(123,639)

Balance, August 31, 2006 (unaudited)	16,158,800	$467,467	$10,329	$4,450	$(451,560)	$31,012	$61,986

The Statement of Stockholders’ Equity, for all periods presented, reflects the Company’s December 2001 capital reorganization and October 2002 forward stock split as if they had occurred effective October 23, 2000 (inception).

The accompanying notes are an integral part of these interim financial statements.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)

INTERIM STATEMENTS OF CASH FLOWS

(unaudited)

	Nine months	Nine months	October 23, 2000
	ended	ended	(inception) to
	August 31, 2006	August 31, 2005	August 31, 2006
CASH FLOWS FROM OPERATING
ACTIVITIES
Net loss	$(123,351)	$(61,547)	$(451,272)
Adjustments to reconcile net loss to net cash from
operating activities:
- non-cash management fees	77,143	13,455	119,022
- non-cash consultant fees	18,000	-	65,475
- non-cash research and development	-	-	46,350
- depreciation	2,706	-	3,721
Net changes in non-cash working capital items:
GST recoverable	(5,475)	(819)	(7,166)
Prepaid expenses	428	-	7
Accounts payable	(2,075)	(4,028)	14,424

NET CASH FLOWS USED IN OPERATING
ACTIVITIES	(32,624)	(52,849)	(209,439)

CASH FLOWS USED IN INVESTING
ACTIVITIES
Acquisition of equipment	(15,451)	-	(16,786)
Software development	(22,113)	(2,875)	(119,960)

NET CASH FLOWS USED IN INVESTING
ACTIVITIES	(37,564)	(2,875)	(136,746)

CASH FLOWS FROM FINANCING
ACTIVITIES
Advances from related parties	6,335	146	9,082
Subscription funds	4,450	-	4,450
Proceeds on sale of common stock	56,728	-	312,190

NET CASH FLOWS FROM FINANCING
ACTIVITIES	67,513	146	325,722

EFFECT OF EXCHANGE RATE CHANGES	1,209	(216)	31,012

INCREASE (DECREASE) IN CASH	(1,466)	(55,794)	10,549

CASH, BEGINNING OF PERIOD	12,015	75,850	-

CASH, END OF PERIOD	$10,549	$20,056	$10,549

Supplemental disclosure with respect to cash flows (Note 8).

The accompanying notes are an integral part of these interim financial statements.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO INTERIM FINANCIAL STATEMENTS
AUGUST 31, 2006
(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada on August 28, 2006. On November 17, 2006, InfoLinx Communications Ltd., a British Columbia corporation, merged with and into the Company. InfoLinx Communications Ltd., a British Columbia corporation (“Infolinx BC”), which was incorporated on October 23, 2000 and which developed the Company’s business prior to the November 17, 2006 merger. In the merger, each share of InfoLinx BC, was converted into one of our shares and we assumed the business and operations of InfoLinx BC. For accounting purposes, the merger is deemed to be a continuation of the BC private company into the United States, and accordingly, the financial statements from inception to date are those of the BC private company.

The Company is a development stage company and its general business strategy is to develop a hardware and software solution to enable the creation of interactive television channels that run on a number of interactive digital television platforms and allow advertising print type content to be distributed and displayed on a television, on demand. As of February 2003, technological feasibility of the Company’s application software was established. However, as of November 30, 2005 the Company’s application software has not yet been licensed to any customers. Upon licensing, additional development of the software will be required to complete all categories of the Infolinx channel.

Going concern
These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America with the on-going assumption applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The continued operations of the Company and the recoverability of asset costs is dependent upon the ability of the Company to obtain necessary financing to complete the development of its proprietary software and related products and services, and upon the achievement of future profitable operations. As of August 31, 2006 the Company has working capital of $1,611 and has incurred losses since inception of $451,560. The Company will require additional funds in order to complete the development of its proprietary software and related products and services. As a result, further losses are anticipated prior to the generation of any revenues.

The Company will depend almost exclusively on outside capital to complete the development of its proprietary software and related products. Such outside capital will include the sale of additional stock and may include commercial borrowing. There can be no assurance that capital will be available as necessary to meet these development costs or, if the capital is available, that it will be on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in a significant dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments. The Company is planning additional ongoing equity financing by way of private placements to fund its obligations and operations. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success may be adversely affected. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Given the Company's limited operating history, lack of sales, and its operating losses, there can be no assurance that it will be able to achieve or maintain profitability. Accordingly, these factors raise substantial doubt about the Company’s ability to continue as a going concern.

Unaudited Interim Financial Statements
These unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation S-B as promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles for complete financial statements. These unaudited interim financial statements should be read in conjunction with the audited financial statements for the period ended November 30, 2005. In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented. Operating results for the three and nine month periods ended August 31, 2006 are not necessarily indicative of the results that may be expected for the year ending November 30, 2006.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO INTERIM FINANCIAL STATEMENTS
AUGUST 31, 2006
(unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Application software
In accordance with ” Statement of Position (SOP) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” and Statement of Financial Accounting Standards (“SFAS”) No. 86, software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until commercial operations have commenced. These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies. Software development costs capitalized include direct labour and purchased software expenses incurred after technological feasibility has been established. Amortization of capitalized application software development costs begins upon the commencement of commercial operations. Capitalized costs will be amortized over the estimated product life of three to five years, using the greater of the straight-line method or the ratio of current product revenues to total projected future revenues. At the balance sheet date, the Company evaluates the net realizable value of the capitalized costs and adjusts the current period amortization for any impairment of the capitalized asset value. The net book value of capitalized application software is reviewed annually for impairment. As of November 30, 2005 management has determined that no impairment in the carrying value of capitalized computer application software had occurred.

Equipment and amortization
Equipment is recorded at cost and amortization is provided using the declining balance basis at 50% per annum.

Use of Estimates and Assumptions
The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the periods reported. Actual results could differ from those estimates.

Significant estimates and assumptions are the estimated useful lives of assets, the recoverability of tangible assets, the recoverability of intangible assets with indefinite lives, the value of the composition of future income tax assets and future income tax liabilities, the accruals for payroll and other employee-related liabilities, and the fair value of stock based compensation.

Cash and Cash Equivalents
The Company considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

Fair Value of Financial Instruments
In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The Company’s financial instruments consist of cash, GST receivable, accounts payable and accrued liabilities, and advances due to related parties. The fair value of these financial instruments approximate their carrying value due to the short-term maturities of these instruments, unless otherwise noted.

Goodwill and Intangible Assets
The Company has adopted the provisions of the Financial Accounting Standards Board (“FASB”) Statement No. 142, “Goodwill and Intangible Assets” (“SFAS 142”). Under SFAS 142, goodwill and intangible assets with indefinite lives will no longer be amortized and will be tested for impairment annually. The determination of any impairment would include a comparison of estimated future operating cash flows anticipated during the remaining life with the net carrying value of the asset.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO INTERIM FINANCIAL STATEMENTS
AUGUST 31, 2006
(unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign currency transactions
The financial statements are presented in United States dollars however, the functional currency for the Company is the Canadian dollar. Thus, in accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, the current rate method is used. All foreign denominated assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates that prevailed at the balance sheet date. Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders’ equity accounts are translated by using historical exchange rates. Translation adjustments resulting from using different rates on different financial statement components are reported as a component of accumulated other comprehensive income in the stockholders’ equity section of the balance sheet.

Transactions in foreign currency are recorded in their equivalent in Canadian dollars using the exchange rate prevailing at the time of the transaction. The exchange difference, if any, resulting between the date the transaction occurred and the date of its payment or the date of the accounting closing, if unpaid, is recorded as a period cost.

Net Loss per Common Share
Basic loss per share includes no dilution and is computed by dividing loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings (loss) of the Company. Because the Company does not have any potentially dilutive securities, diluted loss per share is equal to basic loss per share.

Stock-based compensation
In December 2004, the FASB issued SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS No. 123R eliminates the ability to account for share-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead requires such transactions be accounted for using a fair-value-based method. The Company will recognize stock-based compensation expense on all awards on a straight-line basis over the requisite service period using the modified prospective method. In January 2005, the SEC issued SAB No. 107, which provides supplemental implementation guidance for SFAS No. 123R. Effective March 1, 2006, the Company has adopted SFAS No. 123R and such adoption will result in all stock options granted to employees being expensed on a fair value basis, consistent with the Company’s fair value method of accounting for options granted to consultants. In accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants.

To date the Company has not granted stock options to any of its employees.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services” (“EITF 96-18”). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO INTERIM FINANCIAL STATEMENTS
AUGUST 31, 2006
(unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes
The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at November 30, 2005 the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

Recent accounting pronouncements

In May 2005, the FASB issued SFAS No. 154, Accounting for Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3. Under the provisions of SFAS No. 154, a voluntary change in accounting principle requires retrospective application to prior period financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. A change in depreciation, amortization, or depletion method for long-lived, non-financial assets must be accounted for as a change in accounting estimate affected by a change in accounting principle. The guidance contained in APB No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate was not changed. The Company implemented this new standard beginning January 1, 2006. This standard is not expected to have a significant effect on the Company’s future reported financial position or results of operations

In March 2005, the FASB issued FASB Interpretation (“FIN”) No. 47, Accounting for Conditional Asset Retirement Obligations. Under the provisions of FIN No. 47, the term conditional asset retirement obligation as used in SFAS No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity while the obligation to perform the asset retirement activity is unconditional. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation is required to be recognized when incurred—generally upon acquisition, construction, or development and/or through the normal operation of the asset. The Company has adopted FIN No. 47 as of December 31, 2005. Adoption of this pronouncement did not have a significant effect on the 2005 financial statements, and management does not expect this pronouncement to have a significant effect on the Company’s future reported financial position or earnings.

In November 2005, the FASB issued Staff Position (“FSP”) FAS115-1/124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, which addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. This FSP also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The guidance in this FSP amends FASB Statements No. 115, Accounting for Certain Investments in Debt and Equity Securities, and No. 124, Accounting for Certain Investments Held by Not-for-Profit Organizations, and APB Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. This FSP is effective for reporting periods beginning after December 15, 2005. Management does not believe the adoption of this FSP will have a material impact on the Company’s future reported financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO INTERIM FINANCIAL STATEMENTS
AUGUST 31, 2006
(unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Recent accounting pronouncements, continued

instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial position and results of operations.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO INTERIM FINANCIAL STATEMENTS
AUGUST 31, 2006
(unaudited)

NOTE 3 – APPLICATION SOFTWARE

	August 31, 2006	November 30, 2005

Capitalized costs	$126,702	$104,589
Less: accumulated amortization	-	-
	$126,702	$104,589

As of February 6, 2003, the prototype of the Company’s application software was successfully tested in a digital network cable environment using a set top box. All costs of development of the application software, subsequent to the establishment of technological feasibility on February 6, 2003, have been capitalized. As of August 31, 2006, capitalized application software costs have not been amortized because commercial operations have not yet commenced.

NOTE 4 – EQUIPMENT

	August 31, 2006	November 30, 2005
Equipment	$16,806	$1,354
Less: accumulated amortization	(3,722)	(1,016)
	$13,084	$338

NOTE 5 – ACCOUNTS PAYABLE

Accounts payable includes amounts that will be paid by the Company by the issuance of shares. At August 31, 2006 these amounts are $1,685.

NOTE 6 - CAPITAL STOCK

Authorized Share Capital
Upon incorporation on October 23, 2000, the company’s capitalization was 400,000 common shares divided into (a) 100,000 Class A shares with a par value of $0.01 per share; (b) 100,000 Class B shares with a par value of $0.01 per share; (c) 100,000 Class C shares with a par value of $0.01 per share; and (d) 100,000 Class D shares with a par value of $0.01 per share.

Capital Reorganization
On December 19, 2001 the authorized common shares of the Company were increased from 100,000 to 100,000,000 all of the Company’s Class B, Class C and Class D shares were cancelled, and the Class A shares, both issued and unissued were changed to shares “without par value”.

Forward split
On October 9, 2002 the issued common shares of the Company were increased from 2,649,700 to 7,949,100 by way of a 4:1 forward split. As a result of the forward split, the authorized share capital of the Company was increased from 100,000,000 common shares to 400,000,000 common shares.

These financial statements, for all periods presented, reflect the Company’s December 2001 capital reorganization and October 2002 forward stock split as if they had occurred effective October 23, 2000 (inception).

Shares Issued
In February 2006 the Company entered into an agreement for consulting services to be paid by the issuance of 200,000 shares of common stock. On May 1, 2006 the Company issued 200,000 shares of common stock at the fair value of $0.09 per share for a total cost of $18,000 for consulting services.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO INTERIM FINANCIAL STATEMENTS
AUGUST 31, 2006
(unaudited)

NOTE 6 - CAPITAL STOCK (continued)

Shares Issued (continued)
On May 4, 2006 the Company received proceeds of $5,220 on issuance of 60,000 restricted shares at a price of $0.087 per share.

On May 4, 2006 the Company received proceeds of $13,500 on issuance of 150,000 restricted shares at a price of $0.090 per share.

On May 4, 2006 the Company received proceeds of $9,000 on issuance of 100,000 units, comprised of one restricted common share and one share purchase warrant exercisable at $0.15 CAD expiring April 25, 2008, at a price of $0.090 per unit.

On May 4, 2006 the Company received proceeds of $4,500 on issuance of 50,000 units, comprised of one restricted common share and one share purchase warrant exercisable at $0.15 CAD expiring April 28, 2007, at a price of $0.090 per unit.

On May 4, 2006 the Company received proceeds of $6,750 on issuance of 75,000 units, comprised of one restricted common share and one share purchase warrant exercisable at $0.15 CAD expiring May 1, 2007, at a price of $0.090 per unit.

On May 17, 2006 the Company issued 480,000 restricted shares at a price of $0.09 per share in payment of accrued management fees of $43,200.

On May 17, 2006 the Company issued 440,000 restricted shares at a price of $0.084275 per share in payment of consulting fees of $37,081.

On May 17, 2006 the Company received proceeds of $4,500 on issuance of 50,000 restricted shares at a price of $0.09 per share.

On August 10, 2006 the Company received proceeds of $17,758 on issuance of 200,000 restricted units, comprised of one restricted common share and one share purchase warrant exercisable at $0.15 CAD expiring between July 17 and July 20,2008, at a price of $0.08879 per unit.

On August 10, 2006 the Company issued 80,000 restricted shares at a price of $0.084274 per share in satisfaction of a liability to issue shares of $6,742.

Stock Option Plan
On October 25, 2005 the Company adopted a stock option plan. The Company is authorized to grant options to directors, employees and consultants to acquire up to 10% of the issued and outstanding common stock. The exercise price of each option is based on the market price of the Company's stock as calculated on the date of grant. The options can be granted for a maximum term of 5 years.

Stock Options

(a)      The Company has, effective September 22, 2005, granted incentive stock options to purchase an aggregate of 650,000 common to two consultants of the Company. The incentive stock options will be exercisable for a period of two years expiring on September 22, 2007 at a price of $0.10 per share. The stock options vested fully upon grant. A consulting fee expense of $7,459 was recorded representing the fair value of the options at September 22, 2005 and a corresponding amount was recorded as additional paid in capital. The fair value was estimated using the Black-Scholes option pricing model assuming an expected life of 2 years, a risk-free interest rate of 3.95% and an expected volatility of 31%.

(b)      The Company has, effective September 23, 2005, granted incentive stock options to purchase an aggregate of 250,000 common stock to a consultant of the Company. These vested fully upon grant and will be exercisable for a period of two years expiring on September 23, 2007 at a price of $0.10 per share. A consulting fee expense of $2,870 was recorded representing the fair value of the options at September 23, 2005 and a corresponding amount was recorded as additional paid in capital. The fair value was estimated using the Black-Scholes option pricing model assuming an expected life of 2 years, a risk-free interest rate of 3.95% and an expected volatility of 31%.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO INTERIM FINANCIAL STATEMENTS
AUGUST 31, 2006
(unaudited)

NOTE 6 - CAPITAL STOCK (continued)

Options (continued)

The following share options were outstanding at August 31, 2006:

			Number of	Weighted	Number of	Weighted
	Exercise		Shares	Average Life	Shares	Average Life
	Price Per		August 31,	in Years at,	November 30,	in Years at,
Date Issued	Share	Expiry Date	2006	August 31, 2006	2005	November 30, 2005

September 22, 2005	$ 0.10	September 22, 2007	650,000	1.06	650,000	1.81

September 23, 2005	$ 0.10	September 23, 2007	250,000	1.06	250,000	1.81

			900,000	1.06	900,000	1.81

Stock option transactions and the number of options outstanding are summarized as follows:

	Nine months ended Aug 31, 2006			Year ended November 30, 2005
		Weighted			Weighted
		Average			Average
		Exercise	Weighted		Exercise	Weighted
	Number of	Price per	Average Life	Number of	Price per	Average Life
	Shares	Share	in Years	Shares	Share	in Years
Balance Beginning of Period	900,000	$ 0.10	1.81	-	-	-

Granted	-	-	-	900,000	0.10	2.00

Exercised	-	-	-		-	-

Expired	-	-	-	-	-	-

Balance End of Period	900,000	$ 0.10	1.06	900,000	0.10	1.81

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO INTERIM FINANCIAL STATEMENTS
AUGUST 31, 2006
(unaudited)

NOTE 6 - CAPITAL STOCK (continued)

Warrants

The following warrants were outstanding at August 31, 2006:

						Weighted
	Exercise		Number of	Weighted	Number of	Average Life
	Price Per		Shares	Average Life in	Shares	in Years at,
	Share		August 31,	Years at,	November 30,	November
Date Issued	($CAD)	Expiry Date	2006	August 31, 2006	2005	30, 2005
April 25, 2006	0.15	April 25, 2008	100,000	1.65	-	-
April 28, 2006	0.15	April 28, 2007	50,000	0.66	-	-
May 1, 2006	0.15	May 1, 2007	75,000	0.67	-	-
July 20, 2006	0.15	July 20, 2008	100,000	1.89	-	-
July 17, 2006	0.15	July 17, 2008	100,000	1.88	-	-
			425,000	1.47	-	-

Warrant transactions and the number of warrants outstanding are summarized as follows:

	Nine months ended Aug 31, 2006			Year ended November 30, 2005
		Weighted			Weighted
		Average			Average
		Exercise	Weighted		Exercise	Weighted
	Number of	Price per	Average Life	Number of	Price per	Average Life
	Shares	Share	in Years	Shares	Share	in Years
Balance Beginning of Period	-	-	-	-	-	-

Granted	425,000	0.15	1.71	-	-	-

Exercised	-	-	-		-	-

Expired	-	-	-	-	-	-

Balance End of Period	425,000	0.15	1.47	-	-	-

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO INTERIM FINANCIAL STATEMENTS
AUGUST 31, 2006
(unaudited)

NOTE 7 – RELATED PARTY TRANSACTIONS

During the three and nine months ended August 31, 2006 the Company incurred $26,461 and $77,286 respectively in management fees to three Directors of the Company. (2005 - $10,106 and $41,131 respectively).

As of August 31, 2006 the Company owed $29,443 (November 30, 2005 - $30,317) to the President of the Company, $49,704 (November 30, 2005 - $8,552) to a Director, and $264 (November 30, 2005 - $250) to a former Director. Amounts due to related parties are unsecured, non interest bearing and have no specific terms of repayment.

The above transactions have been in the normal course of operations and, in management’s opinion, undertaken with the same terms and conditions as transactions with unrelated parties.

NOTE 8 – SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

October 23, 2000
	Nine months ended	Nine months ended	(inception) to
	August 31, 2006	August 31, 2005	August 31, 2006

Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

In the three and nine months ended August 31, 2006 the Company recorded management fees payable of $13,196 and $39,587 respectively to be paid by the issuance of shares of common stock.

On August 10, 2006 the Company issued 80,000 restricted shares at a price of $0.08427 per share in payment of consulting fees of $6,742.

On May 17, 2006 the Company issued 480,000 restricted shares at a price of $0.09 per share in payment of accrued management fees of $43,200.

On May 17, 2006 the Company issued 440,000 restricted shares at a price of $0.084275 per share in payment of consulting fees of $37,081.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO INTERIM FINANCIAL STATEMENTS
AUGUST 31, 2006
(unaudited)

NOTE 9 – COMMITMENTS

In September 2005 the Company entered into three agreements for consulting services expiring in September 2007. The consultants shall receive fees as follows:

	Options exercisable at $US	Cash Monthly Fees
	0.10 for a period of two	(To commence	Common Stock
Consultant	years.	upon Board approval)	in Lieu of Fees
1.	400,000	$ CAD 2,000	50,000 common shares per month for a period of 12 months
2.	250,000	$CAD 2,000	12,500 common shares per month for a period of 12 months
3.	250,000	$CAD 2,000	30,000 common shares in the first month and 20,000 common shares per month for a period of 11 months

Options were granted to all three consultants upon signing of the agreements. (Note 6)

In the year ended November 30, 2005 the Company recorded a liability to issue 100,000 shares of common stock at a fair value of $0.085 per share for a total cost of $8,552 for stock in lieu of fees payable to one of the consultants for the months of October and November 2005. In November 2005 this consultant became a director of the Company and, accordingly, the fees have been recorded as management fees. In the three and nine months ended August 31, 2006 the Company recorded additional management fees payable of $13,196 and $39,587.

Board approval for cash monthly fees has not been granted for any of the above noted consultants.

Commencement of services by two of the consultants has been postponed. Accordingly, no monthly fees or stock in lieu of fees has been accrued.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)

FINANCIAL STATEMENTS
NOVEMBER 30, 2005 and 2004

(Stated in U.S. dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Infolinx Communications Ltd.

We have audited the balance sheets of Infolinx Communications Ltd. as at November 30, 2005 and 2004 and the statements of operations, stockholders’ equity and cash flows for the years then ended and for the period from October 23, 2000 (inception) to November 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 2005 and 2004 and the results of its operations and its cash flows and the changes in stockholders’ equity for the years then ended and for the period from October 23, 2000 (inception) to November 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has reported significant losses since inception from operations and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“DMCL”
DALE MATHESON CARR-HILTON LABONTE LLP
“DMCL” CHARTERED ACCOUNTANTS

Vancouver, Canada
December 11, 2006

INFOLINX COMMUNICATIONS LTD.
(a development stage company)

BALANCE SHEETS

	November 30, 2005	November 30, 2004

CURRENT ASSETS
Cash	$12,015	$75,850
GST recoverable	1,690	-
Prepaid expenses	428	421
	14,133	76,271

EQUIPMENT (Note 4)	338	667
APPLICATION SOFTWARE (Note 3)	104,589	91,400

	$119,060	$168,338

NATURE AND CONTINUANCE OF OPERATIONS (Note 1)

CURRENT LIABILITIES
Accounts payable and accrued liabilities (Note 5)	$62,014	$52,463
Due to related parties (Note 7)	39,119	4,193

	101,133	56,656

STOCKHOLDERS’ EQUITY
Capital stock (Note 6)
Common stock, no par value,
400,000,000 shares authorized
14,323,800 common shares issued and outstanding
(November 30, 2004 – 14,223,800)	305,716	297,289
Additional paid in capital (Note 6)	10,329	-
Common share subscriptions	-	8,427
Deficit accumulated during the development stage	(327,921)	(222,198)
Accumulated other comprehensive income	29,803	28,164

	17,927	111,682

	$119,060	$168,338

The accompanying notes are an integral part of these financial statements.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)

STATEMENTS OF OPERATIONS

			October 23,
			2000
	Year ended	Year ended	(inception) to
	November 30,	November 30,	November 30,
	2005	2004	2005

GENERAL AND ADMINISTRATIVE EXPENSES

Office and general	$14,522	$11,454	$31,913
Consulting fees	340	40,715	41,055
Consulting fees – stock based compensation (Note 6)	10,329	-	10,329
Management fees (Note 7)	60,148	49,564	119,822
Professional fees	14,667	15,477	41,874
Research and development	-	-	59,705
Transfer agent and filing fees	2,607	3,980	6,587
Travel expenses	3,110	5,027	16,636
	105,723	126,217	327,921

NET LOSS	$(105,723)	$(126,217)	$(327,921)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.01)	$(0.01)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	14,258,499	13,129,374

The accompanying notes are an integral part of these financial statements.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM OCTOBER 23, 2000 (INCEPTION) TO NOVEMBER 30, 2005

				Deficit Accumulated	Accumulated Other
	Common stock		Common share	during Development	Comprehensive
	Shares	Capital	Subscriptions	Stage	Income (Loss)	Total
Common share subscriptions received	-	$-	$116	$-	$-	$116
October 23, 2000 - Issued for services at $0.0165 per share	100,000	1,650	-	-	-	1,650
October 23, 2000 - Issued for cash at $0.0165 per share	300,000	4,950	-	-	-	4,950
Currency translation adjustment	-	-	-	-	(150)	(150)
Net loss for the period October 23, 2000 (inception) to
November 30, 2000	-	-	-	(6,828)	-	(6,828)
Balance, November 30, 2000	400,000	6,600	116	(6,828)	(150)	(262)
December 7, 2000 – Issued for cash at $0.01625 per share	100,000	1,625	-	-	-	1,625
January 17, 2001 - Issued for services at $0.0165 per share	1,000,000	16,500	-	-	-	16,500
March 7, 2001 - Issued for cash at $0.01625 per share	100,000	1,650	-	-	-	1,650
Currency translation adjustment	-	-	-	-	4	4
Net loss for the year ended November 30, 2001	-	-	-	(21,631)	-	(21,631)
Balance, November 30, 2001	1,600,000	26,375	116	(28,459)	(146)	(2,114)
December 24, 2001 – Issued for cash at $0.00001567 per share	7,399,600	116	(116)	-	-	-
February 5, 2002 - Issued for cash at $0.01575 per share	500,000	7,875	-	-	-	7,875
February 7, 2002 - Issued for services at $0.01575 per share	600,000	9,450	-	-	-	9,450
May 10, 2002 – Issued for cash at $0.016 per share	125,000	2,000	-	-	-	2,000
May 13, 2002 – Issued for cash at $0.016 per share	250,000	4,000	-	-	-	4,000
June 10, 2002 Issued for cash at $0.01625 per share	62,500	1,016	-	-	-	1,016
July 9, 2002 - Issued for cash at $0.0165 per share	61,700	1,018	-	-	-	1,018
November 14, 2002 - Issued for services at $0.063 per share	80,000	5,040	-	-	-	5,040
November 25, 2002 - Issued for cash at $0.064 per share	400,000	25,600	-	-	-	25,600
Currency translation adjustment	-	-	-	-	241	241
Net loss for the year ended November 30, 2002	-	-	-	(28,516)	-	(28,516)
Balance, November 30, 2002	11,078,800	$82,490	$-	$(56,975)	$95	$25,610

The Statement of Stockholders’ Equity, for all periods presented, reflects the Company’s December 2001 capital reorganization and October 2002 forward stock split as if they had occurred effective October 23, 2000 (inception).

The accompanying notes are an integral part of these financial statements.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM OCTOBER 23, 2000 (INCEPTION) TO NOVEMBER 30, 2005

				Deficit Accumulated	Accumulated Other
	Common stock		Common share	during Development	Comprehensive
	Shares	Capital	Subscriptions	Stage	Income (Loss)	Total

Balance, November 30, 2002, carried forward:	11,078,800	$82,490	$-	$(56,975)	$95	$25,610

December 5, 2002 – Issued for cash at $0.064 per share	200,000	12,800	-	-	-	12,800
December 9, 2002 – Issued for cash at $0.064 per share	50,000	3,200	-	-	-	3,200
December 12, 2002 – Issued for services at $0.064 per share	240,000	15,360	-	-	-	15,360
December 23, 2002 – Issued for cash at $0.064 per share	100,000	6,400	-	-	-	6,400
February 3, 2003 – Issued for cash at $0.066 per share	25,000	1,650	-	-	-	1,650
February 6, 2003 – Issued for cash at $0.066 per share	50,000	3,300	-	-	-	3,300
February 14, 2003 – Issued for cash at $0.066 per share	50,000	3,300	-	-	-	3,300
February 28, 2003 – Issued for cash at $0.067 per share	25,000	1,675	-	-	-	1,675
March 11, 2003 – Issued for cash at $0.068 per share	75,000	5,100	-	-	-	5,100
March 26, 2003 – Issued for cash at $0.068 per share	25,000	1,700	-	-	-	1,700
March 28, 2003 – Issued for cash at $0.068 per share	100,000	6,800	-	-	-	6,800
November 18, 2003 – Issued for cash at $0.077 per share	100,000	7,700	-	-	-	7,700
Currency translation adjustment	-	-	-	-	4,979	4,979
Net loss for the year ended November 30, 2003	-	-	-	(39,006)		(39,006)

Balance, November 30, 2003	12,118,800	$151,475	$-	$(95,981)	$5,074	$60,568

The accompanying notes are an integral part of these financial statements.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM OCTOBER 23, 2000 (INCEPTION) TO NOVEMBER 30, 2005

				Deficit Accumulated	Accumulated Other
	Common stock		Common share	during Development	Comprehensive
	Shares	Capital	Subscriptions	Stage	Income (Loss)	Total
Balance, November 30, 2003, carried forward:	12,118,800	$151,475	$-	$(95,981)	$5,074	$60,568

February 20, 2004 – Issued for cash at $0.07512 per share	150,000	11,268	-	-	-	11,268
March 16, 2004 – Issued for cash at $0.07495 per share
net of $1,124 financing costs	150,000	10,119	-	-	-	10,119
March 19, 2004 – Issued for cash at $0.07525 per share	25,000	1,881	-	-	-	1,881
April 15, 2004 – Issued for cash at $0.0743 per share
net of $743 financing costs	100,000	6,687	-	-	-	6,687
April 19, 2004 – Issued for cash at $0.07426 per share
net of $594 financing costs	80,000	5,347	-	-	-	5,347
May 12, 2004 – Issued for cash at $0.07205 per share
net of $2,882 financing costs	400,000	25,938	-	-	-	25,938
June 15, 2004 – Issued for cash at $0.07275 per share
net of $364 financing costs	50,000	3,274	-	-	-	3,274
June 23, 2004 – Issued for cash at $0.0736 per share
net of $368 financing costs	50,000	3,312	-	-	-	3,312
June 30, 2004 – Issued for services at $0.0743 per share	10,000	743	-	-	-	743
July 14, 2004 – Issued for cash at $0.0758 per share	230,000	17,435	-	-	-	17,435
July 17, 2004 – Issued for cash at $0.076332 per share
net of $3,435 financing costs	450,000	30,911	-	-	-	30,911
July 17, 2004 – Issued for cash at $0.07632 per share	90,000	6,869	-	-	-	6,869
July 31, 2004 – Issued for services at $0.0752 per share	10,000	752	-	-	-	752
August 5, 2004 – Issued for cash at $0.07603 per share
net of $1,901 financing costs	250,000	17,106	-	-	-	17,106
August 10, 2004 – Issued for cash at $0.07586 per share
net of $379 financing costs	50,000	3,414	-	-	-	3,414
August 31, 2004 – Issued for services at $0.0758 per			-	-	-
share	10,000	758				758
Common share subscriptions received	-	-	8,427	-	-	8,427
Currency translation adjustment	-	-	-	-	23,090	23,090
Net loss for the year ended November 30, 2004	-	-	-	(126,217)	-	(126,217)

Balance November 30, 2004	14,223,800	$297,289	$8,427	$(222,198)	$28,164	$111,682

The Statement of Stockholders’ Equity, for all periods presented, reflects the Company’s December 2001 capital reorganization and October 2002 forward stock split as if they had occurred effective October 23, 2000 (inception).

The accompanying notes are an integral part of these financial statements.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM OCTOBER 23, 2000 (INCEPTION) TO NOVEMBER 30, 2005

					Deficit
					Accumulated	Accumulated
			Additional Paid	Common share	during	Other
	Common stock		in Capital	Subscriptions	Development	Comprehensive
	Shares	Capital			Stage	Income (Loss)	Total
Balance November 30, 2004, carried forward:	14,223,800	$297,289	$-	$8,427	$(222,198)	$28,164	$111,682

July 27, 2005 – Issued for cash at $0.08427 per
share	100,000	8,427	-	(8,427)	-	-	-
Stock based compensation	-	-	10,329	-	-	-	10,329
Currency translation adjustment	-	-	-	-	-	1,639	1,639
Net loss for the year ended November 30, 2005	-	-	-	-	(105,723)	-	(105,723)

Balance November 30, 2005	14,323,800	$305,716	$10,329	$-	$(327,921)	$29,803	$17,927

The Statement of Stockholders’ Equity, for all periods presented, reflects the Company’s December 2001 capital reorganization and October 2002 forward stock split as if they had occurred effective October 23, 2000 (inception).

The accompanying notes are an integral part of these financial statements.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)

STATEMENTS OF CASH FLOWS

			October 23,
	For the year	For the year	2000
	ended	ended	(inception) to
	November 30,	November 30,	November 30,
	2005	2004	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(105,723)	$(126,217)	$(327,921)
Adjustments to reconcile net loss to net cash from
operating activities:
- non-cash management fees	32,498	7,731	41,879
- non-cash consultant fees	10,329	37,081	47,475
- non-cash research and development	-	-	46,350
- depreciation	348	667	1,015
Net changes in non-cash working capital items:
GST recoverable	(1,691)	-	(1,691)
Prepaid expenses	-	3,560	(421)
Accounts payable	9,426	5,730	16,499

NET CASH FLOWS USED IN OPERATING ACTIVITIES	(54,813)	(71,448)	(176,815)

CASH FLOWS USED IN INVESTING ACTIVITIES
Acquisition of equipment	-	(1,335)	(1,335)
Software development	(13,089)	(41,026)	(97,847)

NET CASH FLOWS USED IN INVESTING ACTIVITIES	(13,089)	(42,361)	(99,182)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related parties	2,428	319	2,747
Subscription funds	-	8,427	8,427
Proceeds on sale of common stock	-	143,560	247,035

NET CASH FLOWS FROM FINANCING ACTIVITIES	2,428	152,306	258,209

EFFECT OF EXCHANGE RATE CHANGES	1,639	23,090	29,803

INCREASE (DECREASE) IN CASH	(63,835)	61,587	12,015

CASH, BEGINNING OF YEAR	75,850	14,263	-

CASH, END OF YEAR	$12,015	$75,850	$12,015
Supplemental disclosure with respect to cash flows (Note 9).

The accompanying notes are an integral part of these financial statements.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2005 AND 2004

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada on August 28, 2006. On November 17, 2006, InfoLinx Communications Ltd., a British Columbia corporation, merged with and into the Company. InfoLinx Communications Ltd., a British Columbia corporation (“Infolinx BC”), was incorporated on October 23, 2000 and developed the Company’s business prior to the November 17, 2006 merger. In the merger, each share of InfoLinx BC, was converted into one share of the Company and the Company assumed the business and operations of InfoLinx BC. For accounting purposes, the merger is deemed to be a continuation of the BC private company into the United States, and accordingly, the financial statements from inception to date are those of the BC private company.

The Company is a development stage company and its general business strategy is to develop a hardware and software solution to enable the creation of interactive television channels that run on a number of interactive digital television platforms and allow advertising print type content to be distributed and displayed on a television, on demand. As of February 2003, technological feasibility of the Company’s application software was established. However, as of November 30, 2005 the Company’s application software had not yet been licensed to any customers. Upon licensing, additional development of the software will be required to complete all categories of the Infolinx channel.

Going concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America with the on-going assumption applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The continued operations of the Company and the recoverability of asset costs is dependent upon the ability of the Company to obtain necessary financing to complete the development of its proprietary software and related products and services, and upon the achievement of future profitable operations. As of November 30, 2005 the Company has a working capital deficit of $47,881 and has incurred losses since inception of $327,921. The Company will require additional funds in order to complete the development of its proprietary software and related products and services. As a result, further losses are anticipated prior to the generation of any revenues.

The Company will depend almost exclusively on outside capital to complete the development of its proprietary software and related products. Such outside capital will include the sale of additional stock and may include commercial borrowing. There can be no assurance that capital will be available as necessary to meet these development costs or, if the capital is available, that it will be on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in a significant dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments. The Company is planning additional ongoing equity financing by way of private placements to fund its obligations and operations. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success may be adversely affected. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Given the Company's limited operating history, lack of sales, and its operating losses, there can be no assurance that it will be able to achieve or maintain profitability. Accordingly, these factors raise substantial doubt about the Company’s ability to continue as a going concern.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2005 AND 2004

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Application software
In accordance with ” Statement of Position (SOP) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” and Statement of Financial Accounting Standards (“SFAS”) No. 86, software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until commercial operations have commenced. These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies. Software development costs capitalized include direct labour and purchased software expenses incurred after technological feasibility has been established. Amortization of capitalized application software development costs begins upon the commencement of commercial operations. Capitalized costs will be amortized over the estimated product life of three to five years, using the greater of the straight-line method or the ratio of current product revenues to total projected future revenues. At the balance sheet date, the Company evaluates the net realizable value of the capitalized costs and adjusts the current period amortization for any impairment of the capitalized asset value. The net book value of capitalized application software is reviewed annually for impairment. As of November 30, 2005 management has determined that no impairment in the carrying value of capitalized computer application software had occurred.

Equipment and amortization
Equipment is recorded at cost and amortization is provided using the declining balance basis at 50% per annum.

Use of Estimates and Assumptions
The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the periods reported. Actual results could differ from those estimates.

Significant estimates and assumptions are the estimated useful lives of assets, the recoverability of tangible assets, the recoverability of intangible assets with indefinite lives, the value of the composition of future income tax assets and future income tax liabilities, the accruals for payroll and other employee-related liabilities, and the fair value of stock based compensation.

Cash and Cash Equivalents
The Company considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

Fair Value of Financial Instruments
In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The Company’s financial instruments consist of cash, GST receivable, accounts payable and accrued liabilities, and advances due to related parties. The fair value of these financial instruments approximate their carrying value due to the short-term maturities of these instruments, unless otherwise noted.

Goodwill and Intangible Assets
The Company has adopted the provisions of the Financial Accounting Standards Board (“FASB”) Statement No. 142, “Goodwill and Intangible Assets” (“SFAS 142”). Under SFAS 142, goodwill and intangible assets with indefinite lives will no longer be amortized and will be tested for impairment annually. The determination of any impairment would include a comparison of estimated future operating cash flows anticipated during the remaining life with the net carrying value of the asset.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2005 AND 2004

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Foreign currency transactions
The financial statements are presented in United States dollars however, the functional currency for the Company is the Canadian dollar. Thus, in accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, the current rate method is used. All foreign denominated assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates that prevailed at the balance sheet date. Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders’ equity accounts are translated by using historical exchange rates. Translation adjustments resulting from using different rates on different financial statement components are reported as a component of accumulated other comprehensive income in the stockholders’ equity section of the balance sheet.

Transactions in foreign currency are recorded in their equivalent in Canadian dollars using the exchange rate prevailing at the time of the transaction. The exchange difference, if any, resulting between the date the transaction occurred and the date of its payment or the date of the accounting closing, if unpaid, is recorded as a period cost.

Net Loss per Common Share
Basic loss per share includes no dilution and is computed by dividing loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings (loss) of the Company. Because the Company does not have any potentially dilutive securities, diluted loss per share is equal to basic loss per share.

Stock-based compensation
In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure” (“SFAS No. 148”), an amendment of Financial Accounting Standard No. 123 “Accounting for Stock-Based Compensation” (“SFAS No. 123”). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company commencing December 31, 2002.

The Company has elected to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, (“APB No. 25”) and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company’s stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.

To date the Company has not granted any stock options to any of its employees.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services” (“EITF 96-18”). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2005 AND 2004

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation – An Interpretation of APB Opinion No. 25 (“FIN 44”), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

Income taxes
The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at November 30, 2005 the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

Recent accounting pronouncements

In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment. SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after December 15, 2005.

In March 2005, the SEC staff issued Staff Accounting Bulletin (“SAB”) No. 107, Share-Based Payment, to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB No. 107 during the implementation of SFAS No. 123R.

Effective March 1, 2006 management has adopted 123R. The adoption of SFAS No. 123R will result in all stock options granted to employees being expensed on a fair value basis, consistent with the Company’s fair value method of accounting for options granted to consultants.

In May 2005, the FASB issued SFAS No. 154, Accounting for Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3. Under the provisions of SFAS No. 154, a voluntary change in accounting principle requires retrospective application to prior period financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. A change in depreciation, amortization, or depletion method for long-lived, non-financial assets must be accounted for as a change in accounting estimate affected by a change in accounting principle. The guidance contained in APB No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate was not changed. The Company will implement this new standard beginning January 1, 2006. This standard is not expected to have a significant effect on the Company’s future reported financial position or results of operations

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2005 AND 2004

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Recent accounting pronouncements, continued

In March 2005, the FASB issued FASB Interpretation (“FIN”) No. 47, Accounting for Conditional Asset Retirement Obligations. Under the provisions of FIN No. 47, the term conditional asset retirement obligation as used in SFAS No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity while the obligation to perform the asset retirement activity is unconditional. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation is required to be recognized when incurred—generally upon acquisition, construction, or development and/or through the normal operation of the asset. The Company has adopted FIN No. 47 as of December 31, 2005. Adoption of this pronouncement did not have a significant effect on the 2005 financial statements, and management does not expect this pronouncement to have a significant effect on the Company’s future reported financial position or earnings.

In November 2005, the FASB issued Staff Position (“FSP”) FAS115-1/124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, which addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. This FSP also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The guidance in this FSP amends FASB Statements No. 115, Accounting for Certain Investments in Debt and Equity Securities, and No. 124, Accounting for Certain Investments Held by Not-for-Profit Organizations, and APB Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. This FSP is effective for reporting periods beginning after December 15, 2005. Management does not believe the adoption of this FSP will have a material impact on the Company’s future reported financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2005 AND 2004

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Recent accounting pronouncements, continued

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial position and results of operations.

NOTE 3 – APPLICATION SOFTWARE

	November 30, 2005	November 30, 2004
Capitalized costs	$104,589	$91,400
Less: accumulated amortization	-	-
	$104,589	$91,400

As of February 6, 2003, the prototype of the Company’s application software was successfully tested in a digital network cable environment using a set top box. All costs of development of the application software, subsequent to the establishment of technological feasibility on February 6, 2003, have been capitalized. As of November 30, 2005, capitalized application software costs have not been amortized because commercial operations have not yet commenced.

NOTE 4 – EQUIPMENT

	November 30, 2005	November 30, 2004
Equipment	$1,334	$1,334
Less: accumulated amortization	(1,016)	(667)
	$338	$667

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2005 AND 2004

NOTE 5 – ACCOUNTS PAYABLE

Accounts payable includes amounts that will be paid by the Company by the issuance of shares. At November 30, 2005 and 2004 these amounts are $45,508.

NOTE 6 - CAPITAL STOCK

Authorized Share Capital
Upon incorporation on October 23, 2000, the company’s capitalization was 400,000 common shares divided into (a) 100,000 Class A shares with a par value of $0.01 per share; (b) 100,000 Class B shares with a par value of $0.01 per share; (c) 100,000 Class C shares with a par value of $0.01 per share; and (d) 100,000 Class D shares with a par value of $0.01 per share.

Capital Reorganization
On December 19, 2001 the authorized common shares of the Company were increased from 100,000 to 100,000,000 all of the Company’s Class B, Class C and Class D shares were cancelled, and the Class A shares, both issued and unissued were changed to shares “without par value”.

Forward split
On October 9, 2002 the issued common shares of the Company were increased from 2,649,700 to 7,949,100 by way of a 4:1 forward split. As a result of the forward split, the authorized share capital of the Company was increased from 100,000,000 common shares to 400,000,000 common shares.

These financial statements, for all periods presented, reflect the Company’s December 2001 capital reorganization and October 2002 forward stock split as if they had occurred effective October 23, 2000 (inception).

Shares Issued
On October 23, 2000 the Company received $116 from a Director of the Company towards the purchase of founders’ shares.

On October 23, 2000 the Company issued 100,000 restricted shares with a fair value of $1,650 as compensation for management fees provided to the Company by a Director.

On October 23, 2000 the Company received proceeds of $4,950 on issuance of 300,000 restricted shares at a price of $.0165 per share.

On December 7, 2000 the Company received proceeds of $1,625 on the issuance of 100,000 restricted shares at a price of $.01625 per share.

On March 7, 2001 the Company received proceeds of $1,650 on the issuance of 100,000 restricted shares at a price of $.0165 per share.

On January 17, 2001 the Company issued 1,000,000 restricted shares with a fair value of $16,500 as compensation for consulting fees related to the development of proprietary software.

On December 24, 2001 the Company issued 7,399,600 founders shares for $116.

On February 5, 2002 the Company received proceeds of $7,875 on the issuance of 500,000 restricted shares at a price of $0.01575 per share.

On February 7, 2002 the Company issued 600,000 restricted shares with a fair value of $9,450 as compensation for consulting services related to the development of proprietary software.

In May 2002 the Company received proceeds of $6,000 on issuance of 375,000 restricted shares at a price of $0.016 per share.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2005 AND 2004

NOTE 6 - CAPITAL STOCK (continued)

On June 10, 2002 the Company received proceeds of $1,016 on issuance of 62,500 restricted shares at a price of $0.01625 per share.

On July 9, 2002 the Company received proceeds of $1,018 on issuance of 61,700 restricted shares at a price of $0.0165 per share.

On November 14, 2002 the Company issued 80,000 restricted shares with a fair value of $5,040 as compensation for consulting services related to the development of proprietary software.

On November 25, 2002 the Company received proceeds of $25,600 on the issuance of 400,000 restricted shares at a price of $.064 per share.

During December 2002 the Company received proceeds of $22,400 on the issuance of 350,000 restricted shares at a price of $0.064 per share.

During February 2003 the Company received proceeds of $8,250 on issuance of 125,000 restricted shares at a price of $0.066 per share.

On February 28, 2003 the Company received proceeds of $1,675 on issuance of 25,000 restricted shares at a price of $0.067 per share.

During March, 2003 the Company received proceeds of $13,600 on issuance of 200,000 restricted shares at a price of $0.068 per share.

During March, 2003 the Company received proceeds of $13,600 on issuance of 200,000 restricted shares at a price of $0.068 per share.

During February 2004 the Company received proceeds of $11,269, on issuance of 150,000 restricted shares at a price of $0.07512 per share.

March 2004 the Company received proceeds of $10,119 net of $1,124 financing costs, on issuance of 150,000 restricted shares at a price of $0.07495 per share.

In March 2004 the Company received proceeds of $1,881, on issuance of 25,000 restricted shares at a price of $0.07525 per share.

During April 2004 the Company received proceeds of $12,034 net of $1337 financing costs on issuance of 180,000 restricted shares at a price of $0.0743 per share.

During May, 2004 the Company received proceeds of $25,938 net of $2,882 financing costs on issuance of 400,000 restricted shares at a price of $0.07205 per share.

During June, 2004 the Company received proceeds of $6,587 net of $732 financing costs on issuance of 100,000 restricted shares at a price of $0.0732 per share.

On June 30, 2004 the Company issued 10,000 restricted shares with a fair value of $743 as compensation for consulting fees at a price of $0.0743 per share.

On July 14, 2004 the Company received proceeds of $17,435 on issuance of 230,000 restricted shares at a price of $0.0758 per share.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2005 AND 2004

NOTE 6 - CAPITAL STOCK (continued)

On July 17, 2004 the Company received proceeds of $30,911 net of $3,435 financing costs on issuance of 450,000 restricted shares at a price of $0.076324 per share.

On July 17, 2004 the Company received proceeds of $6,869 on issuance of 90,000 restricted shares at a price of $0.076324 per share.

On July 31, 2004 the Company issued 10,000 restricted shares with a fair value of $752 as compensation for consulting fees at a price of $0.0752 per share..

During August, 2004 the Company received proceeds of $20,520 net of $2,280 financing costs on issuance of 300,000 restricted shares at a price of $0.07586 per share.

On August 31, 2004 the Company issued 10,000 restricted shares with a fair value of $758 as compensation for consulting fees at a price of $0.0758 per share..

On July 21, 2005 the Company received proceeds of $8,427 on issuance of 100,000 restricted shares at a price of $0.084 per share.

Stock Option Plan
On October 25, 2005 the Company adopted a stock option plan. The Company is authorized to grant options to directors, employees and consultants to acquire up to 10% of the issued and outstanding common stock. The exercise price of each option is based on the market price of the Company's stock as calculated on the date of grant. The options can be granted for a maximum term of 5 years.

Stock Options

(a)      The Company has, effective September 22, 2005, granted incentive stock options to purchase an aggregate of 650,000 shares of common stock to two consultants of the Company. The incentive stock options will be exercisable for a period of two years expiring on September 22, 2007 at a price of $0.10 per share. The stock options vested fully upon grant. A consulting fee expense of $7,459 was recorded representing the fair value of the options at September 22, 2005 and a corresponding amount was recorded as additional paid in capital. The fair value was estimated using the Black-Scholes option pricing model assuming an expected life of 2 years, a risk-free interest rate of 3.95% and an expected volatility of 31%.

(b)      The Company has, effective September 23, 2005, granted incentive stock options to purchase an aggregate of 250,000 shares of common stock to a consultant of the Company. These options vested fully upon grant and will be exercisable for a period of two years expiring on September 23, 2007 at a price of $0.10 per share. A consulting fee expense of $2,870 was recorded representing the fair value of the options at September 23, 2005 and a corresponding amount was recorded as additional paid in capital. The fair value was estimated using the Black-Scholes option pricing model assuming an expected life of 2 years, a risk-free interest rate of 3.95% and an expected volatility of 31%.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2005 AND 2004

NOTE 6 - CAPITAL STOCK (continued)

The following share options were outstanding at November 30, 2005:

				Weighted		Weighted
			Number of	Average Life	Number of	Average Life
			Options	in Years at,	Options	in Years at,
	Exercise Price		November 30,	November 30,	November 30,	November 30,
Date Issued	Per Share	Expiry Date	2005	2005	2004	2004

September 22, 2005	$ 0.10	September 22, 2007	650,000	1.81	-	-

September 23, 2005	$ 0.10	September 23, 2007	250,000	1.81	-	-

			900,000	1.81	-	-

Stock option transactions and the number of options outstanding are summarized as follows:

	Year ended November 30, 2005			Year ended November 30, 2004
		Weighted	Weighted		Weighted	Weighted
		Average	Average		Average	Average
		Exercise	Remaining		Exercise	Remaining
	Number of	Price per	Contractual	Number of	Price per	Contractual
	Shares	Share	Life in Years	Shares	Share	Life in Years

Balance Beginning of Year	-	$-	-	-	-	-

Granted	900,000	0.10	2.00	-	-	-

Exercised	-	-	-		-	-

Expired	-	-	-	-	-	-

Balance End of Year	900,000	$0.10	1.81	-	-	-

NOTE 7 – RELATED PARTY TRANSACTIONS

During the year ended November 30, 2005 the Company incurred $60,148 in management fees to two Officers and three Directors of the Company.

During the year ended November 30, 2004 the Company incurred $62,205 in management fees to two Officers and a Director of the Company. A total of $12,641 of these costs has been capitalized.

As of November 30, 2005 the Company owed $30,317 (2004 - $1,605) to the President of the Company, $8,552 (2004 - $ nil) to a Director, $250 (2004 $60) to a former Director and $ nil (2004 - $2,528) to a former Director. Amounts due to related parties are unsecured, non interest bearing and have no specific terms of repayment.

The above transactions have been in the normal course of operations and, in management’s opinion, undertaken with the same terms and conditions as transactions with unrelated parties.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2005 AND 2004

NOTE 8 – INCOME TAXES

A reconciliation of current income taxes at statutory rates with the reported taxes is as follows:

	Year ended	Year ended
	November 30,	November 30,
	2005	2004

Loss before income taxes (recovery)	$(105,723)	$(126,217)

Current income taxes (recovery)	$(19,030)	$(22,719)
Non-cash management fees	-	725
Non-cash consulting fees	-	6383
Non-cash research and development	-	-
Financing costs	(569)	(569)
Other	295	457
Unrecognized benefits of operating losses	19,304	15,723

Total current income taxes (recovery)	$-	$-

The Company has net operating loss carry-forwards of approximately $278,000 which may be available to offset future taxable income which will expire as follows:

2007	$5,000
2008	5,400
2009	14,100
2010	27,300
2011	103,150
2012	123,050
$278,000

Due to the uncertainty of realization of these loss carry-forwards, a full valuation allowance has been provided for this deferred tax asset.

The tax effects of temporary differences that give rise to significant components of deferred income tax assets and liabilities are as follows:

	2005	2004
Deferred income tax assets (liabilities):
Operating losses available for future periods	$50,232	$28,021
Tax value of equipment in excess of carrying value	63	120
Valuation allowance	(50,295)	(28,141)
Net deferred income tax asset (liability)	$-	$-

Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined uncertain to occur.

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2005 AND 2004

NOTE 9 – SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

October 23,
2000
	Year ended	Year ended	(inception) to
	November 30,	November 30,	November 30,
	2005	2004	2005

Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

During the year ended November 30, 2005 the Company recorded management fees payable of $8,552 to be paid by the issuance of 100,000 shares of common stock at the fair value of $0.085.

During the year ended November 30, 2004 the Company issued 30,000 shares of common stock at the fair value of $0.075 per share for a total cost of $2,253 for consulting services.

During the year ended November 30, 2004 the Company recorded consulting fees payable of $38,767 to be paid by the issuance of 800,000 shares of common stock at the fair value of $0.048.

During the year ended November 30, 2004 the Company recorded management fees payable of $38,767 to be paid by the issuance of 460,000 shares of common stock at the fair value of $0.084.

NOTE 10 – COMMITMENTS

In September 2005 the Company entered into three agreements for consulting services expiring in September 2007. The consultants shall receive fees as follows:

Consultant	Options exercisable at $US 0.10 for a period of two years.	Cash Monthly Fees (To commence upon Board approval)	Common Stock in Lieu of Fees
1.	400,000	$ CAD 2,000	50,000 common shares per month for a period of 12 months
2.	250,000	$CAD 2,000	12,500 common shares per month for a period of 12 months
3.	250,000	$CAD 2,000	30,000 common shares in the first month and 20,000 common shares per month for a period of 11 months

Options were granted to all three consultants upon signing of the agreements. (Note 6)

INFOLINX COMMUNICATIONS LTD.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2005 AND 2004

NOTE 10 – COMMITMENTS (continued)

The Company has recorded a liability to issue 100,000 shares of common stock at a fair value of $0.085 per share for a total cost of $8,552 for stock in lieu of fees payable to one of the consultants for the months of October and November 2005. In November 2005 this consultant became a director of the Company and, accordingly, the fees have been recorded as management fees. Board approval for cash monthly fees has not been granted for any of the above noted consultants.

Commencement of services by two of the consultants has been postponed. Accordingly, no monthly fees or stock in lieu of fees has been accrued.

NOTE 11 – SUBSEQUENT EVENTS

(a)      In February 2006 the Company entered into an agreement for consulting services to be paid by the issuance of 200,000 shares of common stock. On May 1, 2006 the Company issued 200,000 shares of common stock at the fair value of $0.09 per share for a total cost of $18,000 for consulting services.

(b)      On May 4, 2006 the Company received proceeds of $5,220 on issuance of 60,000 restricted shares at a price of $0.087 per share.

(c)      On May 4, 2006 the Company received proceeds of $13,500 on issuance of 150,000 restricted shares at a price of $0.090 per share.

(d)      On May 4, 2006 the Company received proceeds of $9,000 on issuance of 100,000 units, comprised of one restricted common share and one share purchase warrant exercisable at $0.15 CAD expiring April 25, 2008, at a price of $0.090 per unit.

(e)      On May 4, 2006 the Company received proceeds of $4,500 on issuance of 50,000 units, comprised of one restricted common share and one share purchase warrant exercisable at $0.15 CAD expiring April 28, 2007, at a price of $0.090 per unit.

(f)      On May 4, 2006 the Company received proceeds of $6,750 on issuance of 75,000 units, comprised of one restricted common share and one share purchase warrant exercisable at $0.15 CAD expiring May 1, 2007, at a price of $0.090 per unit.

(g)      On May 17, 2006 the Company issued 480,000 restricted shares at a price of $0.09 per share in payment of accrued management fees of $43,200.

(h)      On May 17, 2006 the Company issued 440,000 restricted shares at a price of $0.084275 per share in satisfaction of a liability to issue shares of $37,081.

(i)      On May 17, 2006 the Company received proceeds of $4,500 on issuance of 50,000 restricted shares at a price of $0.09 per share.

(j)      On August 10, 2006 the Company received proceeds of $17,758 on issuance of 200,000 units, comprised of one restricted common share and one share purchase warrant exercisable at $0.15 CAD expiring between July 17 and July 20,2008, at a price of $0.08879 per unit.

(k)      On August 10, 2006 the Company issued 80,000 restricted shares at a price of $0.084274 per share in satisfaction of a liability to issue shares of $6,742.

UNTIL __________________, 2007, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Officers and Directors

Our officers and directors are indemnified as provided by the Nevada Revised Statutes, our articles of incorporation and our bylaws.

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

a) His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and
b) His breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

a) Is not liable pursuant to NRS 78.138; or
b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or

2

other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

a) Is not liable pursuant to NRS 78.138; or
b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation

Section 3 of our Articles provides that to the fullest extent permitted by the laws of the State of Nevada, as the same now exists or may hereafter be amended or supplemented, no director or officer of our company shall be liable to us or to our stockholders for damages for breach of fiduciary duty as a director or officer.

Section 4 of our Articles provides that we shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he is or was our director or officer, he is or was serving at the request of us as a director, officer, employee, or agent of, or in any similar managerial or fiduciary position of, another corporation, partnership, joint venture, trust or other enterprise. We shall also indemnify any person who is serving or has served our company as a director, officer, employee, or agent of the corporation to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

Our Bylaws

Our bylaws provide that to the fullest extent permitted by the laws of the State of Nevada, as the same now exists or may hereafter be amended or supplemented, we shall indemnify our directors and officers, including payment of expenses as they are incurred and in advance of the final disposition of any action, suit, or proceeding. Employees, agents, and other persons may be similarly indemnified by us, including advancement of expenses, in such case or cases and to the extent set forth in a resolution or resolutions adopted by our Board of Directors.

Our bylaws further provide that to the fullest extent permitted by the laws of the State of Nevada, as the same now exists or may hereafter be amended or supplemented, we may purchase and maintain insurance and make other financial arrangements on behalf of any person who is or was our director, officer, employee, or agent, or is or was serving at the request of us as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for any liability asserted against such person and liability and expense incurred by such person in its capacity as a director, officer, employee, or agent, or arising out of such person’s status as such, whether or not we have the authority to indemnify such person against such liability and expenses.

3

Opinion of the Securities and Exchange Commission

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are outlined below:

Securities and Exchange Commission Registration Fee	$425
Transfer Agent Fees	$1,500
Accounting and Auditing Fees	$5,000
Legal Fees	$15,000
Edgar Filing Fees	$2,000
Total:	$23,925

With the exception of the SEC registration fee, all amounts are estimates.

We are paying all the expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, shall be paying any other expenses incurred in the selling of their common stock.

Recent Sales of Unregistered Securities

Sixteen million, two hundred eight thousand, eight hundred (16,208,800) shares of common stock were issued to the shareholders of InfoLinx Communications Ltd., a British Columbia corporation, all in a private placement in November 2006, in connection with the merger of InfoLinx Communications Ltd., a British Columbia corporation, unto us. In the merger, each share of InfoLinx Communications Ltd., a British Columbia corporation, was converted into one of our shares.

Ten (10) shares of our common stock were issued to our President, Matthew Jones, at our inception in a private placement transaction, for consideration of $10.00.

Between April and July 2006, in private placement transactions, InfoLinx Communications Ltd., a British Columbia corporation, issued warrants to purchase 425,000 shares of common stock, all at an exercise price of $0.15 Canadian Dollars. Of these, warrants to purchase fifty thousand (50,000) shares were granted to Mr. David Klitch which expire on April 28, 2007; warrants to purchase seventy-five thousand (75,000) shares were granted to Mr. Gordon Quechuck which expire on May 1, 2007; warrants to purchase one hundred thousand (100,000) shares were granted to Ms. Cathei McGuire which expire on April 25, 2008; warrants to purchase one hundred thousand (100,000) shares were granted to Mr. Richard Berg that expire on July 17,

4

2008; and warrants to purchase one hundred thousand (100,000) shares were granted to Universal Solutions Inc. which expire on July 20, 2008. In the merger, we assumed these obligations.

In a September 2005 private placement transaction, InfoLinx Communications Ltd., a British Columbia corporation, issued stock options to purchase 900,000 shares of common stock at an exercise price of $0.10 and the stock options expire in September 2007. Of these, 400,000 were granted to our Vice President and Director, Patrick Fitzsimmons, as consideration for his services to us as an officer and director. The others were granted to two other individuals in exchange for consulting services. In the merger, we assumed these obligations.

In each of the offerings described above, we relied upon Regulation S as an exemption from the registration requirements of the Act. The facts supporting the availability of Regulation S for these offerings were that:

1) The offer and sale was not made to any U.S. persons or for the account or benefit of U.S. persons;
2) Each purchaser certified that he or she was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;
3) Each purchaser agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration;

All offers and sales in connection with the shares sold pursuant to Regulation S were made in offshore transactions as defined by Regulation S. There were no direct selling efforts in the United States.

Exhibits

Exhibit	Description of Exhibit
Number

2.1

Agreement and Plan of Merger, Amalgamation and Reorganization, dated October 3, 2006, by and among InfoLinx Communications Ltd., a Nevada corporation, and InfoLinx Communications Ltd., a British Columbia corporation

3.1	Articles of Incorporation

3.2	Articles of Merger

3.3	Bylaws of the Corporation

5.1	Opinion and Consent of Stepp Law Group, a professional corporation

10.1	Letter of Intent with SaskTel

10.2	Consulting Agreement with Patrick Fitzsimmons

10.3	Consulting Agreement with Steve Owst

10.4	Consulting Agreement with Paul Brandenburg

23.1	Consent of Dale Matheson Carr-Hilton Labonte LLP, Independent Registered Accounting Firm

24.1	Power of Attorney (included on signature page of Registration Statement)

Undertakings

5

The undersigned registrant hereby undertakes: Rule 415 Offering Undertaking: The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230. 424);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

6

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Vancouver, B.C., Canada on January 2, 2006.

INFOLINX COMMUNICATIONS LTD.

By:           /s/ Matthew Jones

Matthew Jones
President, Treasurer and Director
(Principal Executive, Financial and Accounting Officer)

Power of Attorney

The undersigned directors and officers of InfoLinx Communications Ltd. hereby constitute and appoint Matthew Jones, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

7

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Matthew Jones	President, Treasurer and Director	January 2, 2006
Matthew Jones	(Principal Executive, Financial and Accounting Officer)

/s/ Mark Garfield	Vice President and Director	January 2, 2006
Mark Garfield

/s/ Patrick Fitzsimmons	Vice President, Secretary and Director	January 2, 2006
Patrick Fitzsimmons

8